The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Pricing Supplement dated May 19, 2011

Preliminary pricing supplement (To the Prospectus dated August 31, 2010, Prospectus Supplement dated August 31, 2010)	Filed Pursuant to Rule 424(b)(2) Registration No. 333-169119

$[—]

Notes linked to the Barclays Capital Voyager II DJ-UBSCISM

Excess Return Index and the Barclays Capital Commodity

Based Alpha Trading Strategy VOLT 10 Excess Return Index

due May 30, 2014

Global Medium-Term Notes, Series A, No. C-308

Terms used in this preliminary pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.

Issuer:	Barclays Bank PLC

Initial Valuation Date:	May 25, 2011

Issue Date:	May 31, 2011

Final Valuation Date:	May 27, 2014[1] (subject to acceleration in the event of an Intraday Trigger Event)

Maturity Date:	May 30, 2014[2] (resulting in a term to maturity of approximately 3 years)

Denominations:	Minimum denomination of $1,000, and integral multiples of $1,000 thereafter.

Interest:	We will not pay you interest during the term of the Notes.

Reference Asset:	An equally-weighted basket comprised of the Barclays Capital Voyager II DJ-UBSCISM Excess Return Index (“Voyager”) and the Barclays Capital Commodity Based Alpha Trading Strategy VOLT 10 Excess Return Index (“ComBATS”) as further described below and in “Description of the Reference Asset” herein:

Index	Index Sponsor	Bloomberg Ticker	Weighting
Barclays Capital Voyager II DJ-UBSCISM Excess Return Index (“Voyager”)	Barclays Capital, a division of Barclays Bank PLC or any successor	BCC3C3WP <Index>	100%
Barclays Capital Commodity Based Alpha Trading Strategy VOLT 10 Excess Return Index (“ComBATS”)	Barclays Capital, a division of Barclays Bank PLC or any successor	BCCV01AP <Index>	100%

Payment at Maturity :	If you hold your Notes to maturity and if an Intraday Trigger Event has not occurred at any time, you will receive a cash payment (if any) determined as follows:

If the final closing basket level (which will have been reduced by the adjustment amount) is greater than, less than or equal to the initial basket level, you will receive a cash payment that provides you with a return per $1,000 principal amount Note equal to the basket return. Under no circumstances will the payment at maturity be less than $0.00. Accordingly, if the basket return is greater than, less than or equal to, your payment per $1,000 principal amount Note will be calculated as follows:

$1,000 + [$1,000 × Basket Return]

Due to the deduction of the Adjustment Amount from the calculation of the Final Closing Basket Level or the Final Intraday Basket Level, as the case may be, you will be more than fully exposed to any decrease in the level of the basket and will not be fully exposed to any increase in the level of the basket.

If you hold your Notes to maturity and if an Intraday Trigger Event has occurred at any time, you will receive a cash payment (if any) determined as follows (the “Intraday Trigger Event Amount”):

If the final intraday basket level (which will have been reduced by the adjustment amount) is greater than, less than or equal to the initial basket level, you will receive a cash payment that provides you with a return per $1,000 principal amount Note equal to the final intraday return. Under no circumstances will the payment at maturity be less than $0.00. Accordingly, if the basket return is positive or negative, your payment per $1,000 principal amount Note will be calculated as follows:

$1,000 + [$1,000 × Final Intraday Return]

Note that you may receive a payment at maturity resulting from an Intraday Trigger Event that is less than and possibly significantly less than, 40% of the principal amount of your Notes.

You may lose some or all of your investment at maturity. Your Notes will be fully exposed to any declines of the Reference Asset and you may lose some or all of your investment. Any payment on the Notes is subject to the creditworthiness of the Issuer and is not guaranteed by any third party. For a description of risks with respect to the ability of Barclays Bank PLC to satisfy its obligations as they come due, see “Credit of Issuer” in this preliminary pricing supplement.

Initial Basket Level	100

Adjustment Amount	5.75%

Basket Return

For the purpose of calculating the Payment at Maturity (as described above) in the event that an Intraday Trigger Event has not occurred at any time, the Basket Return is calculated as follows:

The performance of the basket from the initial basket level to the final closing basket level (as reduced by the Adjustment Amount), calculated as follows and expressed as a percentage:

Final Closing Basket Level – Initial Basket Level

Initial Basket Level

Final Closing Basket Level	The final closing basket level will be calculated as follows: 100 × [1 + (ComBATS Return × 100%) + (Voyager Return × 100%) – Adjustment Amount]

Index Return (ComBATS Return or Voyager Return)

For each basket component that is an index, the quantity calculated as follows and expressed as a percentage:

Final Level – Initial Level

Initial Level

Where,

Initial Level = the initial level for each basket component is [    ] with respect to ComBATS and [    ] with respect to Voyager, which, in each case, is the closing level of each basket component on the initial valuation date as determined by the calculation agent.

Final Level = The final level of each index on the final valuation date, assuming an Intraday Trigger Event has not occurred.

Intraday Trigger Event:

An “Intraday Trigger Event” will occur when the “intraday indicative value of the basket” is less than 40% of the initial basket level at any time during the term of the Notes (as reduced by the Adjustment Amount) as determined by the calculation agent. The “intraday indicative value of the basket” will be determined by the calculation agent in accordance with the equation below under “Intraday Indicative Value of the Basket”, in its sole discretion and acting in good faith, on the basis of the latest available quotations for the intraday prices of the relevant underlying commodities for each Index (intraday levels) and in accordance with the methodology described herein under “Intraday Trigger Event—Methodology to Determine Intraday Prices”. See “Intraday Trigger Event” in this preliminary pricing supplement for more information. Within five business days of the determination of the Intraday Trigger Event Amount, we will deliver a written notice to the Depositary Trust Company (“DTC”) specifying the Intraday Trigger Event Day and the relevant intraday prices that were used by the calculation agent to determine the occurrence of an Intraday Trigger Event and to calculate the Intraday Trigger Event Amount. The Intraday Trigger Event Amount will be the amount which will be payable to you at the maturity of the Notes. Note that you may receive a payment at maturity resulting from an Intraday Trigger Event that is less than, and possibly significantly less than, 40% of the principal amount of your Notes.

Note that you may receive less than 40% of the principal amount of your Notes if any Intraday Trigger Event Occurs.

Intraday Trigger Event Day	Any day on which an Intraday Trigger Event occurs will be an Intraday Trigger Event Day. If an Intraday Trigger Event occurs, the final valuation date will be accelerated to be such Intraday Trigger Event Day, and the payment you receive at maturity will be fixed on such Intraday Trigger Event Day although you will not receive any payment until the originally stated maturity date. See “Selected Risk Considerations—If an Intraday Trigger Event Occurs, You Will Not Receive Payment of the Intraday Trigger Event Amount Until Maturity; You Will Not Be Able to Reinvest the Intraday Trigger Event Amount and There Will Be No Potential for Appreciation of Such Amount Until Maturity” below for more information.

Intraday Indicative Value of the Basket	The Intraday Indicative Value of the Basket will be calculated as follows: 100 × [1 + (ComBATS Intraday Return × 100%) + (Voyager Intraday Return × 100%) – Adjustment Amount]

Intraday Return (ComBATS Intraday Return or Voyager Intraday Return)

For the purpose of calculating the Intraday Indicative Level of the Basket at any time:

For each basket component that is an index, the quantity calculated as follows:

Intraday Level - Initial Level

Initial Level

Where,

Initial Level = the initial level for each basket component is [    ] with respect to ComBATS and [    ] with respect to Voyager, which, in each case, is the closing level of each basket component on the initial valuation date as determined by the calculation agent.

Where,

Intraday Level = The “intraday level” of each index will be determined by the calculation agent, in its sole discretion and acting in good faith, on the basis of the latest available quotations for the intraday prices of the relevant underlying commodities of the Index Components for each Index and in accordance with the methodology described herein under “Intraday Trigger Event—Methodology to Determine Intraday Prices”.

Final Intraday Return

For the purpose of calculating the Payment at Maturity in the event that an Intraday Trigger Event has occurred, the Final Intraday Return is calculated as follows:

Final Intraday Basket Level – Initial Basket Level

Initial Basket Level

Final Intraday Basket Level	The intraday level of the Basket on the Intraday Trigger Event Day as determined by the calculation agent, in its sole discretion and acting in good faith, (i) using the latest available quotations for the intraday prices of the relevant underlying commodities of the Index Components for each Index and in accordance with the methodology described herein under “Intraday Trigger Event—Methodology to Determine Intraday Prices” (the “intraday prices”), (ii) less the Adjustment Amount and (iii) as determined as soon as commercially possible following the occurrence of an Intraday Trigger Event.

Change in Law Redemption Event:	Upon the occurrence of a Change in Law (as defined below) that, in our sole determination, would, or is reasonably likely to: (i) have an adverse effect upon, or otherwise require us or our affiliates to unwind or terminate, in whole or in part, any of the positions, transactions or contractual arrangements pursuant to which we or our affiliates have hedged, individually or on a portfolio basis, our obligations under the Notes; or (ii) restrict our ability, or make it reasonably impracticable, to maintain existing hedging positions, enter into future transactions or contractual arrangements, or to establish or modify positions, to hedge, individually or on a portfolio basis, our obligations under the Notes, we may, but are not obligated to, redeem the Notes in whole (but not in part) in accordance with the provisions set forth herein at the redemption amount on the redemption date. See “Change in Law Redemption Event” in this preliminary pricing supplement.

Hedging Disruption Redemption Event:	Upon the occurrence of a Hedging Disruption Event (as defined below), we may, but are not obligated to, redeem the Notes in whole (but not in part) at our sole discretion at the redemption amount on the redemption date. See “Hedging Disruption Redemption Event” in this preliminary pricing supplement.

Redemption Amount:	In the case of a Change in Law Redemption Event or a Hedging Disruption Redemption Event, the redemption amount will be equal to an amount determined in good faith in a commercially reasonable manner by the calculation agent, in its sole discretion, taking into account the latest available quotations for the futures contracts comprising the Reference Asset and any other information that it deems relevant.

Redemption Date:	The fifth business day following the date on which we provide written notice to the Depository Trust Company (“DTC”) of our election to redeem the Notes pursuant to a Change in Law Redemption Event or Hedging Disruption Redemption Event (the “Notice Date”).

Calculation Agent:	Barclays Bank PLC

Business Day:	London and New York

CUSIP/ISIN:	06738KKV2/US06738KKV25

1.	Subject to postponement in the event of a note market disruption event as described under “Note Market Disruption Events” in this preliminary pricing supplement .
2.	Subject to postponement in the event of a note market disruption event and as described under “Terms of the Notes—Maturity Date” in the prospectus supplement.

Investing in the Notes involves a number of risks. See “Risk Factors” beginning on page S-5 of the prospectus supplement and “Selected Risk Considerations” beginning on page PPS-7 of this preliminary pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this preliminary pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

	Price to Public	Agent’s Commission[1]	Proceeds to Barclays Bank PLC
Per Note	100%	%	%
Total	$	$	$

1.	Barclays Capital Inc. will receive commissions from the Issuer equal to [TBD]% of the principal amount of the notes, or [$TBD] per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this preliminary pricing supplement together with the prospectus dated August 31, 2010, as supplemented by the prospectus supplement dated August 31, 2010 relating to our Global Medium-Term Notes, Series A, of which these Notes are a part. This preliminary pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated August 31, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510201448/df3asr.htm

•	Prospectus Supplement dated August 31, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510201604/d424b3.htm

Our SEC file number is 1-10257. As used in this preliminary pricing supplement, the “Company,” “we,” “us,” or “our” refers to Barclays Bank PLC.

What is the Total Return on the Notes at Maturity Assuming a Range of Performance for the Reference Asset?

The following table illustrates the hypothetical total return at maturity on the Notes. The “total return” as used in this preliminary pricing supplement is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 principal amount Note to $1,000. The following table and examples assume 100 for the initial basket level, 652.1576 for the initial level of the Barclays Capital Voyager II DJ-UBSCISM Excess Return Index and 1,193.459 for initial level of the Barclays Capital Commodity Based Alpha Trading Strategy VOLT 10 Excess Return Index. The hypothetical total returns set forth below are for illustrative purposes only and may not be the actual total returns applicable to a purchaser of the Notes. The numbers appearing in the following table and examples have been rounded for ease of analysis.

Final Levels of Voyager†	Final Levels of ComBATS†	Final Closing Basket Levels††	Basket Return†††	Payment at Maturity††††	Total Return on the Notes††††
950.5197	1909.534	200.00	100.00%	2,000.00	100.00%
917.9118	1849.861	190.00	90.00%	1,900.00	90.00%
885.3039	1790.189	180.00	80.00%	1,800.00	80.00%
852.6961	1730.516	170.00	70.00%	1,700.00	70.00%
820.0882	1670.843	160.00	60.00%	1,600.00	60.00%
787.4803	1611.170	150.00	50.00%	1,500.00	50.00%
754.8724	1551.497	140.00	40.00%	1,400.00	40.00%
722.2645	1491.824	130.00	30.00%	1,300.00	30.00%
689.6567	1432.151	120.00	20.00%	1,200.00	20.00%
657.0488	1372.478	110.00	10.00%	1,100.00	10.00%
624.4409	1312.805	100.00	0.00%	1,000.00	0.00%
640.7448	1223.295	95.00	-5.00%	950.00	-5.00%
652.1576	1193.459	94.25	-5.75%	942.50	-5.75%
640.7448	1163.623	90.00	-10.00%	900.00	-10.00%
608.1370	1103.950	80.00	-20.00%	800.00	-20.00%
575.5291	1044.277	70.00	-30.00%	700.00	-30.00%
542.9212	984.604	60.00	-40.00%	600.00	-40.00%
510.3133	924.931	50.00	-50.00%	500.00	-50.00%
477.7054	865.258	40.00	-60.00%	400.00	-60.00%
445.0976	805.585	30.00	-70.00%	300.00	-70.00%
412.4897	745.912	20.00	-80.00%	200.00	-80.00%
379.8818	686.239	10.00	-90.00%	100.00	-90.00%
347.2739	626.566	0.00	-100.00%	0.00	-100.00%

†	Includes hypothetical Intraday Levels in the event of a hypothetical Intraday Trigger Event.

PPS-2

††	Includes hypothetical Final Intraday Basket Levels. Final Intraday Basket Levels and Final Closing Basket Levels are reduced by the Adjustment Amount as specified on the cover page.
†††	Includes Final Intraday Returns in the event of a hypothetical Intraday Trigger Event.
††††	Includes hypothetical Intraday Trigger Event Amounts. Note that although an Intraday Trigger Event will occur if the Final Intraday Basket Level is less than 40% of the Initial Level at any time, the intraday prices used to determine the Intraday Trigger Event Amount may be less than the intraday prices used to determine the occurrence of an Intraday Trigger Event, and your payment at maturity may therefore be significantly less than 40% of the principal amount invested and may be zero.

Hypothetical Examples of Amounts Payable at Maturity

The following examples illustrate how the total returns set forth in the table above are calculated, assuming an initial investment of $1,000.

Example 1: Final Closing Basket Level (as reduced by the Adjustment Amount) is 105.00 and the Basket Return is 5%.

The amount payable at maturity is calculated as follows:

$1,000 + [$1,000 × Basket Return]

$1,000 * ($1,000 × 5%) = $1,050.00

Therefore, the total payment at maturity is $1,050.00 per $1,000.00 principal amount Note, representing a 5.00% total return on investment over the term of the Notes.

Example 2: Final Closing Basket Level (as reduced by the Adjustment Amount) is 100.50 and the Basket Return is 0.50%.

The amount payable at maturity is calculated as follows:

$1,000 + [$1,000 × Basket Return]

$1,000 + [$1,000 × 0.50%] = $1,005.00

Therefore, the total payment at maturity is $1,005.00 per $1,000.00 principal amount Note, representing a 0.50% total return on investment over the term of the Notes.

Example 3: Final Closing Basket Level (as reduced by the Adjustment Amount) is 70.00 and the Basket Return is -30%.

The amount payable at maturity is calculated as follows:

$1,000 + [$1,000 × Basket Return]

$1,000 + [$1,000 × -30%] = $700.00

PPS-3

Therefore, the total payment at maturity is $700.00 per $1,000.00 principal amount Note, representing a -30.00% total return on investment over the term of the Notes.

Example 4: Final Closing Basket Level (as reduced by the Adjustment Amount) is 100.00 and the Basket Return is 0%.

The amount payable at maturity is calculated as follows:

$1,000 + [$1,000 × Basket Return]

$1,000 + [$1,000 × 0%] = $1,000.00

Therefore, the total payment at maturity is $1,000.00 per $1,000.00 principal amount Note, representing a 0% total return on investment over the term of the Notes.

Example 5: Final Closing Basket Level (as reduced by the Adjustment Amount) is 942.50 and the Basket Return is -5.75%. Note that the Final Levels of Voyager and ComBATS were equal to the Initial Levels of Voyager and ComBATS.

The amount payable at maturity is calculated as follows:

$1,000 + [$1,000 × Basket Return]

$1,000 + [$1,000 × -5.75%] = $942.50

Therefore, the total payment at maturity is $1,000.00 per $1,000.00 principal amount Note, representing a -5.75% total return on investment over the term of the Notes.

Example 6: An Intraday Trigger Event has occurred. The Final Intraday Basket Level on the Intraday Trigger Event Day is 20.00 and the Final Intraday Basket Return is -80%.

The amount payable at maturity is calculated as follows:

$1,000 + [$1,000 × Final Intraday Basket Return]

$1,000 + [$1,000 × -80%] = $200.00

Therefore, the total payment at maturity is $200.00 per $1,000 principal amount Note, representing a -80.00% total return on investment over the term of the Notes.

PPS-4

Selected Purchase Considerations

•

Note Market Disruption Events and Adjustments—The final valuation date, the maturity date, the final closing basket level, the final intraday basket level and the payment at maturity are subject to adjustment as described in the following sections:

•

For a description of what constitutes a note market disruption event as well as the consequences of that note market disruption event, see “Note Market Disruption Events” in this preliminary pricing supplement; and

•

For a description of further adjustments that may affect the reference asset, see “Reference Assets—Indices—Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices” in the prospectus supplement and “Reference Assets—Commodities—Discontinuation of Trading; Alteration of Method of Calculation”.

•

We May, But Are Not Obligated to Redeem the Notes Upon the Occurrence of a Change in Law Redemption Event or Hedging Disruption Event—We have the right to redeem or “call” your Notes without your consent at our sole discretion upon the occurrence of a Change in Law Redemption Event or a Hedging Disruption Event (both events as described below). Please see “We Are Under No Obligation to Avoid the Occurrence of a Hedging Disruption Event By Ceasing or Otherwise Restricting Our Trading Activities That We May Engage In On Behalf of Our Customers or For Proprietary Accounts” under “Selected Risk Considerations” in this preliminary pricing supplement.

•

Certain U.S. Federal Income Tax Considerations—Some of the tax consequences of your investment in the Notes are summarized below. The discussion below supplements the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. As described in the prospectus supplement, this section applies to you only if you are a U.S. holder (as defined in the accompanying prospectus supplement) and you hold your Notes as capital assets for tax purposes and does not apply to you if you are a member of a class of holders subject to special rules or are otherwise excluded from the discussion in the prospectus supplement (for example, if you did not purchase your Notes in the initial issuance of the Notes).

The United States federal income tax consequences of your investment in the Notes are uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different than described below. Pursuant to the terms of the Notes, Barclays Bank PLC and you agree, in the absence of a change in law or an administrative or judicial ruling to the contrary, to characterize your Notes as a pre-paid cash-settled executory contract with respect to the basket. If your Notes are so treated, you should generally recognize capital gain or loss upon the sale, redemption or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Notes. Such gain or loss should generally be long-term capital gain or loss if you have held your Notes for more than one year. Long-term capital gain of a noncorporate U.S. holder that is recognized in a taxable year beginning before January 1, 2013 is generally taxed at a maximum rate of 15%. Long-term capital gain of a noncorporate U.S. holder that is recognized in a taxable year beginning on or after January 1, 2013 is generally taxed at preferential rates.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Notes in the manner described above. This opinion assumes that the description of the terms of the Notes in this preliminary pricing supplement is materially correct.

As discussed further in the accompanying prospectus supplement, the Treasury Department and the Internal Revenue Service are actively considering various alternative treatments that may apply to instruments such as the Notes, possibly with retroactive effect. Other alternative treatments for your Notes may also be possible under current law. For example, it is possible that your Notes could be treated as debt instruments subject to special rules governing contingent payment debt instruments. Under these rules, you generally would be required to accrue interest on a current basis in respect of the Notes over their term based on a “comparable yield” and pay tax accordingly, even though you will not receive any payments from us until maturity. For a further discussion of the rules that could apply if the Notes are subject to this alternative treatment,

PPS-5

please see the discussion under “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Contingent Payment Debt Instruments” in the accompanying prospectus supplement.

It is also possible that the Internal Revenue Service could assert that you should be treated as if you owned the underlying components of the indices. Under such a characterization, Section 1256 of the Internal Revenue Code should apply to your Notes or a portion of your Notes. If Section 1256 were to apply to your Notes, gain or loss recognized with respect to your Notes (or the relevant portion of your Notes) would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the Notes. You would also be required to mark your Notes (or a portion of your Notes) to market at the end of each year (i.e., recognize gain or loss as if the Notes or the relevant portion of the Notes had been sold for fair market value).

Under the view that you should be treated as if you owned the underlying components of the indices or independently, it is also possible that the straddle rules of the Internal Revenue Code could apply to your Notes. These provisions could have the effect of causing the character of any gain that you may recognize in respect of your Notes (or a portion of your Notes) to be short-term capital gain and requiring interest deductions allocable to your Notes (or a portion of your Notes) to be capitalized, rather than deducted. In addition, although it is possible, if you are treated as owning the underlying components of the basket, that you could be required to recognize gain or loss each time a contract tracked by the basket rolls, the straddle rules could limit your ability to recognize losses in respect of the Notes.

It is also possible that the Internal Revenue Service could assert that your Notes should be treated as partially giving rise to “collectibles” gain or loss if you have held your Notes for more than one year, although we do not think such a treatment would be appropriate in this case because a sale or exchange of the Notes is not a sale or exchange of a collectible but is rather a sale or exchange of a contract that reflects the value of a collectible. “Collectibles” gain is currently subject to tax at marginal rates of up to 28%. Further, it is possible that the Internal Revenue Service could assert that your holding period in respect of your Notes should end on the date on which the amount you are entitled to receive upon the redemption or maturity of your Notes is determined, even though you will not receive any amounts from the issuer in respect of your Notes prior to the redemption or maturity of your Notes. In such case, there are facts under which you could be treated as having a holding period in respect of your Notes that is less than one year even if you receive cash upon the redemption or maturity of your Notes at a time that is more than one year after the beginning of your holding period. In addition, the Internal Revenue Service could potentially assert that you should be required to treat the Adjustment Amount as an expense. The deduction of any such deemed expense would generally be subject to the 2% floor on miscellaneous itemized deductions. Such amounts would correspondingly increase the amount of gain or decrease the amount of loss that you recognize with respect to your Notes.

For a further discussion of the tax treatment of your Notes as well as other possible alternative characterizations, please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Executory Contracts” in the accompanying prospectus supplement. You should consult your tax advisor as to the possible alternative treatments in respect of the Notes. For additional, important considerations related to tax risks associated with investing in the Notes, you should also examine the discussion in “Selected Risk Considerations—Taxes” in this preliminary pricing supplement.

Recently Enacted Legislation. Under recently enacted legislation, individuals that own “specified foreign financial assets” with an aggregate value in excess of $50,000 are generally required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following (which may include your Notes), but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons,

PPS-6

(ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. Individuals are urged to consult their tax advisors regarding the application of this legislation to their ownership of the Notes.

Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the futures contracts that comprise the Index Components. These risks are explained in more detail in the “Risk Factors” section of the prospectus supplement including the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Commodities, an Index Containing Commodities, Shares or Other Interests in an Exchange-Traded Fund Invested in Commodities or Based in Part on Commodities”;

•	“Risk Factors—Additional Risks Relating to Securities Which We May Call or Redeem (Automatically or Otherwise)”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Characterized as Being Fully Principal Protected or Are Characterized as Being Partially Protected or Contingently Protected”;

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”; and

•	“Risk Factors—Additional Risks Relating to Notes Which Pay No Interest”.

In addition to the risks described above, you should consider the following:

•

Your Investment in the Notes May Result in a Loss—The Notes do not guarantee any return of principal. The return on the Notes at maturity is linked to the performance (as reduced by the Adjustment Amount) of the Barclays Capital Voyager II DJ-UBSCISM Excess Return Index (the “Voyager Index”) and the Barclays Capital Commodity Based Alpha Trading Strategy VOLT 10 Excess Return Index (the “ComBATS Index”). The return on the Notes at maturity is linked to the performance of the Reference Asset and will depend on whether, and the extent to which, the Final Closing Basket Level or the Final Intraday Basket Level, as applicable, is greater than the Initial Basket Level. Due to the deduction of the Adjustment Amount when calculating the Final Closing Basket Level or the Final Intraday Basket Level as applicable, your investment will be more than fully exposed to any decline in the level of the Basket or of the Voyager Index or the ComBATS Index. You may lose some or all of your principal. Because the Notes are our senior unsecured obligations, payment of any amount at maturity or upon early redemption is subject to our ability to pay our obligations as they become due and is not guaranteed by any third party.

•

Gains in the Index Return (or Intraday Return) of one Index May Be Offset by Losses in the Index Return (or Intraday Return) of the other Index—The Notes are linked to the performance of a basket comprised of the Voyager Index and the ComBATS Index. The performance of the basket will be based on the appreciation or depreciation of the basket as a whole, as reduced by the Adjustment Amount. Therefore, the positive Index Return (or Intraday Return in the event of an Intraday Trigger Event) of an Index may be offset, in whole or in part, by the negative Index Return (or Intraday Return if applicable) of the other Index that is of equal or greater magnitude. The performance of the basket is dependent on the Index Return (or Intraday Returns if applicable) of each Index, which is in turn based on the formula set forth on the cover page of this preliminary pricing supplement.

•

Even if the Index Return (or Intraday Return, if applicable) of the Voyager Index is greater than the Index Return or (Intraday Return, if applicable) of the ComBATS Index, You May Receive Less Than the Principal Amount of Your Notes—Since the Final Closing Basket Level (or the Final Intraday Basket Level, if applicable) is reduced by the Adjustment Amount, which reduces the amount of your return at maturity or upon redemption, the levels of the Voyager

PPS-7

Index and the ComBATS Index must increase significantly as of the relevant valuation date by an amount sufficient to offset the Adjustment Amount for you to receive at least the principal amount of your investment at maturity or upon redemption.

•

We Are Under No Obligation to Avoid the Occurrence of a Hedging Disruption Event By Ceasing or Otherwise Restricting Our Trading Activities That We May Engage In On Behalf of Our Customers or For Proprietary Accounts—We and our affiliates expect to engage in trading activities related to the Indices or the index components (including the underlying physical commodities and futures contracts), futures or options on the Indices or the index components, or other derivative instruments with returns linked to the performance of the Indices or the index components or the Reference Asset, which activities would be unrelated to the Notes. We may engage in these trading activities in facilitating transactions, including options and other derivatives transactions, for our and our affiliates’ customers and in accounts under our and our affiliates’ management, as well as for our and our affiliates’ proprietary accounts. These trading activities may contribute to our aggregate holding of a particular commodity, or derivatives based on prices of that commodity, to which the Reference Asset or any of its components or underlying components also relates, which may be subject to a specified position limit set by a regulatory or self-regulatory body, including any exchange or trading facility. Under the terms of the Notes, we may redeem the Notes in whole (but not in part) at our sole discretion upon the occurrence of a Hedging Disruption Event (as defined herein), which may include when Hedge Positions (as defined herein) would contribute to the breach of such applicable position limits. See “Hedging Disruption Redemption Event” for more information. We are under no obligation to cease or otherwise restrict our trading activities that we and our affiliates may engage in on behalf of customers or for proprietary accounts in order to avoid breaching such position limits and to avoid the occurrence of a Hedging Disruption Redemption Event. As a result, these trading activities unrelated to the Notes may result in increasing the likelihood of a Hedging Disruption Redemption Event occurring during the term of the Notes.

•

Credit of Issuer—The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

•

The Alpha Signal Test May be Ineffective, Producing Returns that Underperform the Reference Index, and May Cause the Voyager Index to Decrease in Price and Decrease the Value of your Notes—The Voyager Index is a proprietary index designed to reflect the excess returns available through the application of the Alpha Signal Test to certain Voyager Index Commodities. The Voyager Index seeks to outperform the Reference Index through the application of the Alpha Signal Test, a dynamic allocation mechanism that alternates between (i) long-only and (ii) more market-neutral (i.e. simultaneous long and short positions) in specified Voyager Index Components corresponding to 17 of the 19 Index Commodities (see disclosure regarding precious metals under “Description of the Reference Asset—The Voyager Index” comprising the Reference Index. The Alpha Signal Test is based on market trends in historical and hypothetical historical pricing data, and there can be no assurance that the Alpha Signal Test will succeed in minimizing exposure of the Voyager Index to declining futures prices for the relevant Index Commodities. As described further under “Description of the Reference Asset-The Voyager Index”, if the Alpha Signal Test predicts a bullish market in futures for a particular Index Commodity, then the Voyager Index will maintain a directional long position for that Index Commodity through a notional position in a Momentum Alpha Index, Roll Yield Index or Seasonal Index (each an “Enhanced Index” and together, the “Enhanced Indices”) for that Index Commodity. However, the Alpha Signal Test may not accurately predict a bullish market and a long position allocation to such Index Components may not be optimal and may adversely affect

PPS-8

the performance of the Voyager Index. Furthermore, even if the Alpha Signal Test accurately predicts a bullish market in futures for an Index Commodity, the Enhanced Indices may not effectively capture the gains that could have been realized by investing in a long position in the relevant futures contracts for such Index Commodity. Similarly, if the Alpha Signal Test predicts a bearish market in futures for a particular Index Commodity, then the Voyager Index will maintain a long position in the corresponding Enhanced Index and a short position in the Single Commodity Nearby Index for such Index Commodity. However, the Alpha Signal Test may not accurately predict a bearish market in futures for any Index Commodity, and as a result, the more market neutral position reflected by the Voyager Index may underperform an investment in a long position in the relevant futures contracts for such Index Commodity. If the positions in the Voyager Index Components selected by the Alpha Signal Test decrease in value, the level of the Voyager Index and the market value of the Notes will likely decline. If the Alpha Signal Test proves to be ineffective, then an investment in the Notes may underperform a corresponding investment in instruments linked to commodity futures or other commodity indices, possibly by a substantial margin.

•	The Dynamic Leveraging Process May Not Achieve the Target Volatility Level of 10%

The ComBATS Index seeks to maintain a target volatility level of 10% by employing the Dynamic Leveraging Process to dynamically adjust its exposure to the Index Components, as described under “The ComBATS Index–The Dynamic Leveraging Process”. The Dynamic Leveraging Process uses Realized Volatility, which is a measure of the historical volatility of an asset, to determine what the volatility of the ComBATS Index would be without leverage and then adjusts the amount of leverage to achieve the target level of volatility. However, there can be no assurance that historical trends of volatility will continue over the term of your Notes. Accordingly, there is no assurance that the Dynamic Leveraging Process will be the most effective way to (i) accurately assess volatility of the market at a given time or (ii) predict patterns of volatility. As a result, if the Dynamic Leveraging Process fails to assess or to predict trends of volatility accurately, then the Dynamic Leveraging Process may not be successful in allocating optimally the exposure of the ComBATS Index to the ComBATS Index Components, which may adversely impact the market value of your Notes and the amount you receive at maturity.

•

The Occurrence of an Intraday Trigger Event May Adversely Affect the Value of, and the Ability to Sell, the Notes—Upon the occurrence of an Intraday Trigger Event (as described below), the payment you receive at maturity may be less than the payment that you would have otherwise been entitled to receive at maturity. Our right to pay you less than you would have otherwise been entitled to receive at maturity may also adversely impact your ability to sell your Notes, and/or the price at which you may be able to sell your Notes, following the occurrence of an Intraday Trigger Event.

•

If an Intraday Trigger Event Occurs, Your Payment at Maturity May be Less, and possibly significantly less, than 40% of the Principal Amount of your Notes—An Intraday Trigger Event will occur if the intraday indicative value of the basket is less than 40% of the initial basket level. The intraday indicative value is calculated by the calculation agent and is based, in part, on the latest available quotations for intraday prices of the relevant commodities futures contracts underlying the Indices in accordance with the methodology described herein under “Intraday Trigger Event—Methodology to Determine Intraday Prices”. After the calculation agent determines that an Intraday Trigger Event has occurred, the calculation agent will calculate the Final Intraday Basket Level and the Intraday Trigger Event Amount as soon as commercially possible, using the prevailing intraday prices of the underlying commodities futures contracts of the Index Components. The Intraday Trigger Event Amount will be payable at maturity. It is possible that, in highly volatile markets, the market prices of the relevant commodities futures contracts may worsen, even significantly, between the time of the Intraday Trigger Event has occurred and the time the Intraday Trigger Event Amount is determined. As a result, you may receive a payment at maturity resulting from an Intraday Trigger Event that is less than, and possibly significantly less than, 40% of the principal amount of your Notes.

PPS-9

•

If an Intraday Trigger Event Occurs, You Will Not Receive Payment of the Intraday Trigger Event Amount Until Maturity; You Will Not Be Able to Reinvest the Intraday Trigger Event Amount and There Will Be No Potential for Appreciation of Such Amount Until Maturity—An Intraday Trigger Event may occur at any time during the term of the Notes. Regardless of the time remaining until maturity, the Intraday Trigger Event Amount that is calculated following the occurrence of such Intraday Trigger Event will not be payable until the maturity of the Notes. Interest will not accrue on such Intraday Trigger Event Amount during the period from the Intraday Trigger Event to the maturity of the Notes, and there will be no potential for appreciation of such Intraday Trigger Event Amount prior to maturity. Accordingly, following the occurrence of an Intraday Trigger Event, you will not benefit from any subsequence increase in the value of the basket and you may find it difficult or impossible to sell your Notes. As a result, even though the Intraday Trigger Event Amount has been determined, you will receive no cash proceeds to reinvest in alternate investments prior to the maturity of the Notes.

•

The Calculation Agent Has Discretion in Certain Instances to Determine the Intraday Indicative Value of the basket By Reference to Prices That May Not Be as Reliable or Liquid in Periods of Market Disruption and That You May Not Be Able to Independently Verify. These Determinations May Create Potential Conflicts of Interest Between You and the Calculation Agent—In determining the occurrence of an Intraday Trigger Event and the Intraday Trigger Event Amount, Barclays Bank PLC, as calculation agent, will determine the relevant intraday indicative value of the basket and the relevant intraday prices of the commodities futures contracts underlying the Index Components for each Index in accordance with the methodology described herein under “Intraday Trigger Event—Methodology to Determine Intraday Prices.” Under this methodology, if the relevant futures contract for the relevant underlying commodity is actively traded, as determined by the calculation agent in its reasonable discretion, the calculation agent will refer initially to the publicly available intraday prices of the relevant commodities futures contracts, as published on the relevant futures exchange. If the calculation agent determines in its reasonable discretion that the futures contract is not being actively traded, the calculation agent will then determine the value of the relevant underlying commodities futures based on the prices of the over-the-counter (“OTC”) derivatives on the same relevant underlying commodities obtained by the calculation agent from a recognized broker or dealer in the relevant market or on other futures contracts on the same underlying commodities futures traded on different exchanges or in different markets. If such prices are not available for any reason, the calculation agent will determine, in its sole discretion, acting in good faith and a commercially reasonable manner, an appropriate value for the relevant underlying commodities futures. In doing so, the calculation agent may imply a value for such commodities futures contracts by reference to one or more sources of information that, in the calculation agent’s sole discretion, can serve as a reasonable “proxy” for determining the value of the relevant underlying commodities. If futures prices are not available as a result of market disruptions, such market disruptions could also have the effect of making the prices for OTC derivatives and the prices for other potential “proxy” sources less reliable and less liquid. Therefore, if the calculation agent determines the value of the underlying commodities futures by reference to OTC derivatives or other “proxy” sources, such prices may deviate, even significantly, from the prices that would otherwise be obtained from a functioning futures exchange. Moreover, you may not be able to independently verify such information if they are based on prices for OTC derivatives or if the calculation agent determines an appropriate value of one or more underlying commodities futures, including by reference to reasonable “proxy” sources described above. The calculation agent will be required to exercise its judgment when making certain of these determinations. Since these determinations by the calculation agent may affect the market value of the Notes, the calculation agent may have a conflict of interest if it needs to make any such determination.

PPS-10

•

The Voyager Index May Produce Returns that Underperform the Reference Index—The Voyager Index is a proprietary index designed to reflect the returns available through the application of the methodologies of the Momentum Alpha Indices, Seasonal Indices and Roll Yield Indices (each, an “Enhancement Methodology” and together, the “Enhancement Methodologies”) and the Alpha Signal Test, to a basket of Index Commodities (other than precious metals) corresponding to the commodities included in the Reference Index. The Voyager Index seeks to outperform the Reference Index through the application of these Enhancement Methodologies and the Alpha Signal Test. However, there can be no guarantee that the application of any of the Enhancement Methodologies or the Alpha Signal Test to the basket of Index Commodities will result in greater returns than that of the Reference Index, any Single Commodity Nearby Index, or any futures contracts for any Index Component. Additionally, even if any Enhancement Methodology or the Alpha Signal Test each succeeds in its objectives with respect to one Index Component or Index Commodity, there can be no guarantee that any resulting outperformance will not be offset by a corresponding or greater underperformance of another Index Component or Index Commodity. If this occurs, then an investment in the Notes may underperform compared to a corresponding investment in instruments linked to the Reference Index, possibly by a substantial margin.

Additionally, even if the Alpha Signal Test correctly predicts a downward market, there is no guarantee that the size of the short position taken in the Single Commodity Nearby Index will correspond exactly to the size of the long position taken in the respective Enhanced Index. Because the Enhanced Index will track the value of a different futures contract (which may have a more distant expiration month) than the relevant Single Commodity Nearby Index, it is possible that a decline in value of the long position Enhanced Indices may not be fully offset by an increase in value in the relevant short position in the Single Commodity Nearby Indices. Thus, this may cause the value of your notes to decrease even if the Alpha Signal Test correctly predicted a downward market trend.

•

The Enhanced Indices May Underperform the Single Commodity Nearby Indices, Which May Adversely Affect the Value of Your Notes—In certain circumstances, based on the results of the Alpha Signal Test, the Voyager Index may seek to capture the excess returns available through a notional weighted long position in certain of the Enhanced Indices and, if applicable, a notional weighted short position in the corresponding Single Commodity Nearby Indices. Each of the Enhanced Indices and the Single Commodity Nearby Indices is composed of an exchange-traded futures contract on a physical commodity. However, while the Single Commodity Nearby Indices and the Seasonal Indices roll their positions in the underlying futures contract in accordance with a predetermined schedule, the Momentum Alpha Indices and the Roll Yield Indices roll their positions in the underlying futures contract using a dynamic selection process described under “Description of the Reference Asset—The Voyager Index—the Momentum Alpha Indices” and “—the Roll Yield Indices”

As described in the section entitled “Description of the Reference Asset—The Voyager Index” in this preliminary pricing supplement, where the Alpha Signal Test allocates a long position and, in certain circumstances when a bearish market is predicted, a corresponding short position for one or more Index Commodities, the level of the Voyager Index will generally reflect the difference between the returns on the Enhanced Indices and the Single Commodity Nearby Indices. Moreover, when the Alpha Signal Test allocates this more market-neutral position for one or more Index Commodities, if the Enhancement Indices increase relative to the Single Commodity Nearby Indices, this will generally increase the level of the Voyager Index and thus the value of your Notes. Conversely, if the Enhanced Indices decrease relative to the Single Commodity Nearby Indices, this will generally decrease the level of the Voyager Index and thus the value of your Notes. Allocation to both a short and long position due to the Alpha Signal Test may ultimately result in a lower return than an investment in a long position only.

PPS-11

Although the Enhanced Indices seek to outperform the Reference Index through application of their respective strategies, there can be no guarantee that the Enhanced Indices will succeed in this objective. As described further under “Description of the Reference Asset—The Voyager Index—The Momentum Alpha Indices”, “—the Roll Yield Indices” and—the Seasonal Indices”, the Momentum Alpha, Roll Yield and Seasonal strategies modify the roll schedule used for the Single Commodity Nearby Indices and the Reference Index. However, past and current prices of futures contracts, roll yields and fluctuations and trends in the shape of the commodities curve that have occurred in the past are not necessarily indicative of future trends. If rolling the futures contracts in accordance with the Enhancement Methodologies does not outperform rolling the futures contracts in accordance with the predetermined schedule of the Reference Index or of the Single Commodity Nearby Indices or if rolling into the futures contracts in accordance with the Enhancement Methodologies results in relatively lower roll yield, then the Enhanced Indices will underperform the Reference Index and the market value of the Notes will decline.

•

As the Voyager Index Level May Depend on the Relative Performance of the Enhanced Indices and the Single Commodity Indices, the Voyager Index Level May Decline Even if the Value of the Enhanced Indices Increase—As described in the section entitled “Description of the Reference Asset—The Voyager Index” in this preliminary pricing supplement, where the Alpha Signal Test allocates a long position and a corresponding short position for one or more Index Commodities, the level of the Voyager Index will generally reflect the difference between the returns on the Enhanced Indices and the Single Commodity Indices. As such, even if the value of the long Index Components increase, the Voyager Index level may still decline if any increase in the value of the long Index Components is not relatively greater than any increase in the value of the short Index Components. Additionally, depending on the results of the Alpha Signal Test, the Voyager Index may take weighted long and short positions in each of the Voyager Index Commodity pairs (with the exception of precious metals). As a result, even if some of the Enhanced Indices outperform the corresponding Single Commodity Indices, the level of the Voyager Index, and therefore your Notes, will decline if such outperformance is not sufficient to offset the underperformance of the remaining Enhanced Indices relative to any applicable offsetting positions in the corresponding Single Commodity Nearby Indices.

•

The Enhancement Methodologies May Result in Allocation to Positions in Voyager Index Components With Less Favorable Roll Yield—Unlike traditional commodity indices, such as the Reference Index, which roll into futures contracts that are nearest to expiration (and that meet the relevant index’s rolling criteria), the futures contracts underlying the Enhanced Indices may be rolled into indices with underlying futures contracts with more distant expiration dates, as selected by the Enhancement Methodologies. Rolling is the process by which a futures contract approaching expiration is replaced by a similar contract that has a later expiration. “Roll yield” is any profit (i.e., positive roll yield) or loss (i.e., negative roll yield) realized when rolling the futures contract. The Enhancement Methodologies may result in the selection of a longer-dated futures contract that results in negative roll yield when that futures contract is rolled, even if positive or less negative roll yield would have resulted by investing in and rolling into futures contracts with the nearest expiration. If this were to occur, your investment in the Notes may underperform compared to a corresponding investment in instruments linked to traditional commodity indices, such as the Single Commodity Nearby Indices or the Reference Index.

•

Unlike Certain Notes That Are Linked to an Index Comprised of Commodity Futures Contracts That are Rolled on a Monthly Basis, the Voyager Index Maintains Positions in the Seasonal Indices, which are Comprised of Commodity Futures That Roll Less Frequently; Accordingly, the Notes Are Less Exposed to Short-Term Factors Affecting Natural Gas and Heating Oil Prices—The Seasonal Indices roll the underlying commodity futures contracts on an annual, rather than monthly basis. Thus, your Notes operate differently than certain notes that are linked to an index consisting of a single commodity futures contract that maintains its position in the relevant commodity futures by “rolling” into a new commodity

PPS-12

futures contract on a monthly basis. Rolling is the process by which a futures contract approaching expiration is replaced by a similar contract that has a later expiration. Your Notes are linked to the Voyager Index, which maintains its position in the long Index Components for Natural Gas and Heating Oil with underlying commodity futures by rolling into new commodity futures contracts once per year. Accordingly, if short-term factors develop in a manner that results in short-term price increases in the heating oil and natural gas futures, the Voyager Index and thus the value of your Notes may not benefit from such developments, whereas a comparable index that rolls on a monthly basis may benefit from such short-term factors and price increases.

•

The Intra-month Daily Weightings of the Voyager Index Components May Diverge Substantially from the Target Weights—As described in the section entitled “Description of the Reference Asset—The Voyager Index”, the relative weightings of the positions taken by the Voyager Index in the Voyager Index Components are rebalanced on the second and twelfth Index Business Day of each calendar month to the target weights set forth in Table 4 on page PPS-33. When the Alpha Signal Test results in both a long and a short position, the target weight for the long position in each Enhanced Index is equal to the target weight for the short position in the Single Commodity Nearby Index that is linked to the same underlying physical commodity. However, the Enhanced Indices and the Single Commodity Nearby Indices with the same underlying physical commodity may be linked to futures contracts with different delivery months. As a result of the relative price performance of these different futures contracts, the intra-month weightings of the long positions in the Enhanced Indices may differ, perhaps substantially from the weightings of any corresponding short positions, if applicable, in the Single Commodity Nearby Index for the same underlying physical commodity. If any Enhanced Index underperforms as compared to the Single Commodity Nearby Index for the same underlying physical commodity and the intra-month weighting of the long position taken by the Voyager Index in such Enhanced Index is less than the corresponding short position in the relevant Single Commodity Nearby Index, if applicable, the level of the Voyager Index, and therefore the value of your Notes, will experience a greater decline than it would if such commodity index pair were equally weighted.

•

Our Right to Use the Reference Index May Be Suspended or Terminated—We have been granted, or will be granted, a non-exclusive right to use the Reference Index and related trademarks or service marks in connection with the Notes. If we breach our obligations under any license, UBS and CME Indexes may have the right to terminate the license. If UBS and CME Indexes choose to terminate the license agreement, we still have the right to use the Reference Index and related service marks and trademarks in connection with the Notes until their maturity, provided that we cure our breach within thirty days of the termination of the license. If UBS and CME Indexes choose to terminate a license agreement and if we fail to cure the breach, we may no longer have the right under the terms of the license agreement to use the Reference Index and related trademarks or service marks in connection with the Notes. If our right to use the Reference Index is suspended or terminated for any reason, it may become difficult for us to determine the level of the Reference Index and consequently the amounts payable on your Notes. In such case, the calculation agent will determine, in its sole discretion, the level of the Voyager Index or the amount payable in respect of your Notes at maturity or upon redemption.

•

Barclays Bank PLC and its Affiliates Have No Affiliation with UBS or CME Indexes and Are Not Responsible for Their Public Disclosure of Information, Which May Change Over Time—We and our affiliates are not affiliated with UBS or CME Indexes in any way and have no ability to control or predict their actions, including any errors in, or discontinuation of disclosure regarding their methods or policies relating to the calculation of the Reference Index. UBS and CME Indexes are not under any obligation to continue to calculate the Reference Index or required to calculate any successor indices. If UBS and CME Indexes discontinue or suspend the calculation of the Reference Index, it may become difficult to determine the level of the Voyager Index, and therefore, the market value of the Notes linked to the Voyager Index or the amount payable at maturity or upon redemption.

PPS-13

All disclosure in this preliminary pricing supplement regarding the Reference Index, including its make-up, method of calculation and changes in its components, is derived from publicly available information. We have not independently verified this information. You, as an investor in the Notes, should make your own investigation into the Reference Index, UBS and CME Indexes. UBS and CME Indexes have no obligation to consider your interests as a holder of the Notes.

•

The Policies of UBS and CME Indexes and Changes That Affect the Composition and Valuation of the Reference Index Could Affect the Voyager Index, the Amount Payable on the Notes and Their Market Value—The policies of UBS and CME Indexes concerning the calculation of the level of the Reference Index, additions, deletions or substitutions of the physical commodities or futures contracts underlying the Reference Index and the manner in which changes affecting the Voyager Index Commodities are reflected in the Reference Index could affect the level or value of the Voyager Index and, therefore, the amount payable on the Notes at maturity or upon redemption and the market value of the Notes prior to maturity.

Additional commodity futures contract may satisfy the eligibility criteria for inclusion in the Reference Index, and the commodity futures contracts currently included in the Reference Index may fail to satisfy such criteria. The weighting factors applied to each futures contract included in the Reference Index may change annually, based on changes in commodity production and volume statistics. In addition, UBS and CME Indexes may modify the methodology for determining the composition and weighting of the Reference Index, for calculating its value in order to assure that the Reference Index represents an adequate measure of market performance or for other reasons. UBS and CME Indexes may also discontinue or suspend calculation or publication of the Reference Index, in which case it may become difficult to determine the market value of the Reference Index, and therefore, the Voyager Index. As a result, any such changes could adversely affect the value of your Notes.

•

Data Sourcing and Calculation Associated with the Reference Index May Adversely Affect the Market Price of the Notes—The annual composition of the Reference Index, and therefore the Voyager Index, will be recalculated in reliance upon historic price, liquidity and production data that are subject to potential errors in data sources or other errors that may affect the weighting of futures contracts underlying the Reference Index. Any discrepancies that require revision are not applied retroactively but will be reflected in the weighting calculation of the Reference Index for the following year. Additionally, UBS may not discover every discrepancy. Furthermore, the annual weightings for the Reference Index are determined each year in June or July by UBS under the supervision of the Supervisory Committee (as defined in the section entitled “Description of the Reference Asset—The Voyager Index—The Reference Index—Oversight of the Reference Index” in this preliminary pricing supplement), which has a significant degree of discretion in exercising its supervisory duties with respect to the Reference Index and has no obligation to take the needs of holders of the Notes into consideration when reweighting or making any other changes in the Reference Index.

•

UBS May Be Required to Replace a Designated Contract if the Existing Futures Contract Is Terminated or Replaced—A futures contract known as a “designated contract” has been selected as the reference contract for the physical commodity underlying the Reference Index. Data concerning this designated contract will be used to calculate the Reference Index, and therefore, the Voyager Index Commodities comprising the Voyager Index. If a designated contract were to be terminated or replaced in accordance with the rules set forth in the Dow Jones-UBS Commodity Index Handbook (the “DJ-UBSCI Handbook”), a comparable futures contract would be selected by the Supervisory Committee, if available, to replace that designated contract. The termination or replacement of any designated contract may have an adverse impact on the value of the Reference Index and therefore, the Voyager Index, and the value of your Notes.

PPS-14

•

The Index is Not Designed to Correlate Exactly With the Spot Price of Any Commodity and This Could Cause the Changes in the Price of the Notes to Substantially Vary From the Changes in the Spot Prices of the Commodities Underlying the Futures Contracts Underlying the Voyager Index Components Included in the Voyager Index. Therefore, You May Not Be Able to Use the Notes Effectively to Hedge Against Commodity-Related Losses or to Invest Indirectly in Commodities—The Index is a composite index comprising positions in various Index Components. The Index Components are themselves indices comprising futures contracts for the Voyager Index Commodities and will reflect the value of those futures contracts, not the current spot prices of the underlying commodities, so at best the correlation between changes in the value of the Voyager Index and the spot price of the underlying commodities will be only approximate. Weak correlation between the level of the Voyager Index or the levels of the underlying Index Components and the spot prices of the underlying commodities may result from the application of the Alpha Signal Test as well as typical seasonal fluctuations in commodity prices. Imperfect correlation may also result from speculation in commodities, technical factors in the trading of futures contracts, and expected inflation in the economy as a whole. If there is a weak correlation between the Voyager Index and the spot prices of the underlying commodities, then the market price of the Notes may not accurately track the spot price of such commodities and you may not be able to use the Notes effectively as a way to hedge the risk of losses in your commodity-related transactions or as a way to invest indirectly in commodities.

•

The Index Has Limited Historical Information—The Index was created on June 15, 2010, the Voyager Index Components were created as specified in “Description of the Reference Asset–The Voyager Index–” and the index sponsor has published limited information about how the Voyager Index might have performed had it been calculated in the past. Because the Voyager Index is new and limited historical performance data exists, your investment in the Notes may involve a greater risk than investing in alternate securities linked to one or more indices with an established record of performance. A longer history of actual performance may be helpful in providing more reliable information on which to assess the validity of the proprietary methodology that the Voyager Index makes use of as the basis for an investment decision.

•	During Periods of High Volatility, Exposure to the ComBATS Index Components May Be Reduced, Which May Cause the ComBATS Index to Underperform Relative to the Unleveraged Index

Through the Dynamic Leveraging Process, the ComBATS Index may reduce its exposure to the ComBATS Index Components, as described under “Description of the Reference Asset–The ComBATS Index–The Dynamic Leveraging Process”. Under the rules of the Dynamic Leveraging Process, if Realized Volatility is greater than Target Volatility, this will result in a decreased exposure to the ComBATS Index Components and exposure will be less than in the Unleveraged Index. If the level of the ComBATS Index Components in which a long position is held then increases relative to the equivalent Index Components in which a short position is held, the reduced exposure of the ComBATS Index to the ComBATS Index Components may result in the level of the ComBATS Index being less than the level of the Unleveraged Index.

Because the ComBATS Index Reflects the Dynamic Leverage Process, the Negative Impact on the Amount You Receive at Maturity May Be Intensified

Since the ComBATS Index reflects the Dynamic Leverage Process, movements in the level of the ComBATS Index between the date you purchase the Notes and the valuation date may be magnified. As a result, small changes in the level of the ComBATS Index may have a greater effect on the return of the Notes than securities without a leverage factor. You should understand that while leverage may enhance your return on the Notes, it also increases the risk of significant losses that may adversely affect the return on the Notes.

PPS-15

•	The Momentum Alpha Indices May Underperform the Single Commodity Nearby Indices, Which Will Adversely Affect the Value of Your Notes

The ComBATS Index is a proprietary index designed to reflect the excess returns available through a notional weighted long position in certain Momentum Alpha Indices and a notional weighted short position in certain Single Commodity Nearby Indices. The ComBATS Index also uses a Dynamic Leverage Process to manage the volatility of the ComBATS Index which may magnify any negative movement in the ComBATS Index Components. Each of the Momentum Alpha Indices and the Single Commodity Nearby Indices is composed of exchange-traded futures contracts on physical commodities, which may be rolled on a monthly basis. However, while the Single Commodity Nearby Indices roll their position in the underlying futures contract in accordance with a predetermined schedule, the Momentum Alpha Indices may roll into one of a specified number of futures contracts with more distant expirations selected using the Momentum Alpha Strategy described in “Description of the Reference Asset –The ComBATS Index—The Momentum Alpha Indices” below.

If the Momentum Alpha Indices increase relative to the Single Commodity Nearby Indices, this will generally increase the level of the ComBATS Index and thus the value of your Notes. Conversely, if the Momentum Alpha Indices decrease relative to the Single Commodity Nearby Indices, this will generally decrease the level of the ComBATS Index and thus the value of your Notes. As described in the section entitled “Description of the Reference Asset– The ComBATS Index–” in this preliminary pricing supplement, the level of the ComBATS Index generally reflects the difference between the returns on the Momentum Alpha Indices and the Single Commodity Nearby Indices as adjusted by the Dynamic Leverage Factor, which may result in additional leverage or deleverage in the ComBATS Index. Thus, any increase or decrease in the value of the ComBATS Index may be further magnified by the Dynamic Leverage Process which, in the case of a decrease, could result in a significantly greater loss in the value of the Notes.

Although the Momentum Alpha Indices seek to outperform the corresponding Single Commodity Nearby Indices through application of the Momentum Alpha Strategy, there can be no guarantee that the Momentum Alpha Indices will succeed in this objective. As described further under “–The ComBATS Index—The Momentum Alpha Indices”, the Momentum Alpha Strategy evaluates the historical performance of certain futures contracts with different expirations and the futures contracts into which the Momentum Alpha Indices roll on a monthly basis are selected based on their relative historical performance. However, past and current prices of futures contracts, roll yields and fluctuations and trends in the shape of the commodities curve that have occurred in the past are not necessarily indicative of future trends. If the contracts selected by the Momentum Alpha Indices do not outperform the contracts selected according to the pre-determined schedule of the Single Commodity Nearby Indices or if rolling into the futures contract selected using the Momentum Alpha Strategy results in relatively lower roll yield, then the Momentum Alpha Indices will underperform the Single Commodity Nearby Indices and the market value of the Notes will decline. Furthermore, even if historic trends in commodity futures prices prove to be a reliable indicator of future trends in one or more periods during the term of the Notes, the Momentum Alpha Strategy may not effectively identify such trends or may not succeed in capturing the benefits of such trends. Additionally, in the event of an Index Disruption Event that adversely affects the value of the Momentum Alpha Indices, but does not effect, or has a limited effect on, the Single Commodity Nearby Indices, the level of the Momentum Alpha Indices may decline relative to the Single Commodity Nearby Indices. If the Momentum Alpha Indices underperform the corresponding Single Commodity Nearby Indices for any reason, the level of the ComBATS Index, and the market value of the Notes, will decline.

•

As the ComBATS Index Level Depends on the Relative Performance of the Momentum Alpha Indices and the Single Commodity Nearby Indices, the ComBATS Index Level May Decline Even if the Value of Some or all Index Components Increase

As described in the section entitled “Description of the Reference Asset–The ComBATS Index” in this preliminary pricing supplement, the level of the ComBATS Index generally reflects the

PPS-16

difference between the returns on the Momentum Alpha Indices and the Single Commodity Nearby Indices (as adjusted by the Dynamic Leverage Process). As such, even if the value of all the ComBATS Index Components increases, the ComBATS Index level may still decline if any increase in the Momentum Alpha Indices is not relatively greater than any increase in the Single Commodity Nearby Indices. Additionally, the ComBATS Index consists of weighted long and short positions in each of the ten index commodity pairs. As a result, even if some of the Momentum Alpha Indices outperform the corresponding Single Commodity Nearby Indices, the level of the ComBATS Index, and therefore your Notes, will decline if such outperformance is not sufficient to offset the underperformance of any remaining Momentum Alpha Indices relative to their corresponding Single Commodity Nearby Indices. The underperformance of any remaining Momentum Alpha Indices may be magnified by the application of the Dynamic Leveraging Process.

•	The Intra-month Daily Weightings of the ComBATS Index Components May Diverge Substantially from the Unleveraged Target Weights

As described in the section entitled “Description of the Reference Asset–The ComBATS Index”, the relative unleveraged weightings of the positions taken by the ComBATS Index in the ComBATS Index Components are rebalanced on the last Index Business Day of each calendar month to the unleveraged target weights set forth in Table 1 on page PPS-63. The unleveraged target weight for the long positions in each Momentum Alpha Index is equal to the unleveraged target weight for the short position in the Single Commodity Nearby Index that is linked to the same underlying physical commodity. However, the Momentum Alpha Indices and the Single Commodity Nearby Indices with the same underlying physical commodity may be linked to futures contracts with different delivery months. As a result of the relative price performance of these different futures contracts, the intra-month weightings of the long positions in the Momentum Alpha Indices may differ, perhaps substantially, from the weightings of the corresponding short positions in the Single Commodity Nearby Index for the same underlying physical commodity. If any Momentum Alpha Index underperforms as compared to the Single Commodity Nearby Index for the same underlying physical commodity and the intra-month weighting of the long position taken by the ComBATS Index in such Momentum Alpha Index is less than the corresponding short position in the relevant Single Commodity Nearby Index, the level of the ComBATS Index, and therefore the value of your Notes, will experience a greater decline than it would if such commodity index pair were equally weighted. Further, as described above, the underperformance of any Momentum Alpha Index may be magnified by the application of the Dynamic Leveraging Process.

•

If the Roll Yield for the Futures Contracts Underlying the Single Commodity Nearby Indices is More Favorable Than the Roll Yield for Futures Contracts Underlying the Momentum Alpha Indices, the Level of the ComBATS Index May be Adversely Affected

The ComBATS Index is composed of Index Components, which in turn are composed of commodity futures contracts rather than physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity. The exchange-traded futures contracts that comprise the ComBATS Index Components may be replaced, on a monthly basis, by similar contracts that have a different expiration and are selected based on each Index Component’s selection criteria. This process is referred to as “rolling”. Thus, for example in a Single Commodity Nearby Index, a futures contract purchased and held in August may specify an October expiration. As part of the monthly rolling process, the contract expiring in October may be replaced by a contract for delivery in November. If the market for these contracts is (putting aside other considerations) in “backwardation”, which means that the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a “roll

PPS-17

yield”. Conversely, if the prices of contracts are higher in the distant delivery months than in the nearer delivery months, the market for these contracts is in “contango”, which could result in “negative roll yield”. The actual realization of any potential roll yield will be dependent upon the level of the related spot price relative to the unwind price of the commodity futures contract at the time of sale of the contract. As the ComBATS Index takes short positions in the Single Commodity Nearby Indices and long positions in the Momentum Alpha Indices, if the roll yield for a Single Commodity Nearby Index is greater, or, if the negative roll yield for such Index is smaller than any corresponding roll yield or negative roll yield, as applicable, for the Momentum Alpha Index with the same underlying physical commodity, the level of the ComBATS Index and therefore, the value of your Notes, may be negatively affected. Moreover, the Dynamic Leverage Process may cause any decrease in the level of the ComBATS Index to be amplified.

•

The Market Value of the Notes May Be Influenced by Many Unpredictable Factors, Including Volatile Commodities Prices—The market value of your Notes may fluctuate between the date you purchase them and the final valuation date. You may also sustain a significant loss if you sell the Notes in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Notes. We expect that generally the level of the Index Components and each Index will affect the market value of the Notes more than any other factor. Other factors that may influence the market value of the Notes include:

•	Prevailing spot prices for the underlying commodities;

•	the time remaining to the maturity of the Notes;

•	supply and demand for the Notes, including inventory positions with Barclays Capital Inc. or any market maker;

•	economic, financial, political, regulatory, geographical, biological, or judicial events that affect the level of the Index or the levels of the Index Components;

•	the general interest rate environment; or

•	the creditworthiness of Barclays Bank PLC.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Notes may offset or enhance the effect of another factor.

•

Historical Levels of either Index or any Index Component Should Not Be Taken as an Indication of the Future Performance of either Index During the Term of the Notes—The actual performance of either Index or any Index Component over the term of the Notes, as well as the amount payable at maturity, may bear little relation to the historical levels of either Index or the Index Components, which have been highly volatile.

Prices of Commodities and Commodity Futures Contracts are Highly Volatile and May Change Unpredictably—Commodity prices are highly volatile and, in many sectors, have experienced unprecedented historical volatility in the past few years. Commodity prices are affected by numerous factors including: changes in supply and demand relationships (whether actual, perceived, anticipated, unanticipated or unrealized); weather; agriculture; trade; fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; disease; pestilence; technological developments; changes in interest rates, whether through governmental action or market movements; monetary and other governmental policies, action and inaction; macroeconomic or geopolitical and military events, including political instability in some oil-producing countries; and natural or nuclear disasters. Those events tend to affect prices worldwide, regardless of the location of the event. Market expectations about these events and speculative activity also cause prices to fluctuate. These factors may adversely affect the performance of the ComBATS Index Components and, as a result, the market value of the Notes, and the amount you will receive at maturity.

PPS-18

Moreover, the prices of many of the commodities, particularly energy and agricultural commodities, reached historically high levels in 2009. Since reaching such highs, prices have fallen precipitously, to approximately 25% of their historic highs, in some case, and prices have experienced unprecedented volatility since that time. In the case of many commodities, recent prices have also risen substantially, although they have not reached their historically high levels. There is no assurance that prices will again reach their historically high levels or that volatility will subside. It is possible that lower prices, or increased volatility, will adversely affect the performance of the ComBATS Index and, as a result, the market value of the Notes. Additionally, see the risk factor “Because the ComBATS Index Reflects the Dynamic Leverage Process, the Negative Impact on the Amount You Receive at Maturity May Be Intensified” for further information on how the Dynamic Leveraging Process could further magnify volatility.

•

You Will Not Receive Interest Payments on the Notes or Have Rights in the Index Components—You will not receive any periodic interest payments on the Notes. As a holder of the Notes, you will not have any rights in the futures contracts that comprise the Index Components of each Index. Your Notes will be paid in cash, and you will have no right to receive delivery of any underlying commodity.

•	Changes in Law or Regulation Relating to Commodity Futures Contracts May Adversely Affect the Market Value of the Notes and the Amounts Payable on your Notes

Commodity futures contracts that underlie the Index Components for each Index are subject to legal and regulatory regimes that are in the process of changing in the United States and, in some cases, in other countries. For example, the United States Congress recently enacted legislation that is, among other things, intended to limit speculation and increase transparency in the commodity markets and regulate the over-the-counter derivatives markets. The legislation requires the Commodity Futures Trading Commission (the “CFTC”) to adopt rules on a variety of issues and many provisions of the legislation will not become effective until such rules are adopted.

Among other things, the legislation requires that most over-the-counter transactions be executed on organized exchanges or facilities and be cleared through regulated clearing houses, and requires registration of, and imposes regulations on, swap dealers and major swap participants. The legislation also requires the CFTC to adopt rules with respect to the establishment of limits on futures positions that are not entered into or maintained for “bona fide” hedging purposes, as defined in the legislation. The legislation also requires the CFTC to apply its position limits across the futures positions held by a market participant on any exchange or trading facility, together with its positions in swaps that are “significant price discovery contracts” or “economically equivalent to exchange-traded futures”. The enactment of the legislation, and the CFTC’s adoption of rules on position limits, which have been proposed but not yet adopted, could limit the extent to which entities can enter into transactions in exchange-traded futures contracts as well as related swaps and could make participation in the markets more burdensome and expensive. Any such limitations could restrict or prevent our ability to hedge our obligations under the Notes. If they are imposed, those restrictions on effecting transactions in the futures markets could substantially reduce liquidity in the commodity futures contracts that underlie the Index Components for each Index, which could adversely affect the prices of such contracts and, in turn, the market value of the Notes and the amounts payable on the Notes at maturity. In addition, other parts of the legislation, by increasing regulation of, and imposing additional costs on, swap transactions, could reduce trading in the swap market and therefore in the futures markets, which would further restrict liquidity and adversely affect prices.

•

There are Potential Conflicts of Interest Between You and the Calculation Agent—Initially, Barclays Bank PLC will serve as the calculation agent. We will, among other things, decide the amount of the return paid out to you on the Notes at maturity or upon redemption and determine

PPS-19

the existence of an Intraday Trigger Event and the Intraday Trigger Event Amount by calculating the intraday indicative value of the basket and the final intraday basket level of the Notes. For more information regarding the risks associated with determining the intraday indicative value of the basket and the final intraday basket level of the Notes, see “The Calculation Agent Has Discretion in Certain Instances to Determine the Intraday Indicative value of the basket By Reference to Prices That May Not Be as Reliable or Liquid in Periods of Market Disruption and That You May Not Be Able to Independently Verify. These Determinations May Create Potential Conflicts of Interest Between You and the Calculation Agent” below. If the index sponsor were to discontinue or suspend calculation or publication of either Index, it may become difficult to determine the market value of the Notes. If events such as these occur, or if the level of the Index is not available or cannot be calculated because of a note market disruption event or for any other reason, the calculation agent may be required to make a good faith estimate in its sole discretion of the level of either Index.

The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a note market disruption event has occurred or is continuing on the final valuation date. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability to unwind our or our affiliates’ hedge positions. Since these determinations by the calculation agent may affect the market value of the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

•

As Index Sponsor, Barclays Capital, a Division of Barclays Bank PLC, Will Have the Authority to Make Determinations That Could Materially Affect the Notes in Various Ways and Create Conflicts of Interest—Barclays Capital, a division of Barclays Bank PLC, is the index sponsor for each Index. The index sponsor is responsible for the composition, calculation and maintenance of the Index. As discussed in “Description of the Reference Asset—The Indices” in this preliminary pricing supplement, the index sponsor has the discretion in a number of circumstances to make judgments and take actions in connection with the composition, calculation and maintenance of the Index, and any such judgments or actions may adversely affect the value of the Notes. The role played by the index sponsor, and the exercise of the kinds of discretion described above and in “Description of the Reference Asset—” could present it with significant conflicts of interest in light of the fact that Barclays Bank PLC, of which the index sponsor is a division, is the issuer of the Notes. The index sponsor has no obligation to take the needs of any buyer, seller or holder of the Notes into consideration at any time.

•

Suspension or Disruption of Market Trading May Adversely Affect the Value of Your Notes—The level of each Index is linked to the levels of the Index Components, which are in turn linked to the prices of futures contracts on the underlying commodities. The markets on which those contracts trade are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, the U.S. futures exchanges on which the contracts trade have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits”, and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a price beyond the limit, or trading may be limited for a set period of time. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at potentially disadvantageous times or prices. These circumstances could adversely affect the level of the Index Components and, therefore, the value of your Notes. Moreover, if such circumstances occur, they may have the effect of triggering the occurrence of an Intraday Trigger Event; for more information on the risks associated with an Intraday Trigger Event, see “The Occurrence of an Intraday Trigger Event May Adversely Affect the Value of, and the Ability to Sell, the Notes”, “If an Intraday Trigger Event Occurs, Your Payment at Maturity May be Less, and Possibly Significantly Less, than 40% of the Principal Amount of your Notes”

PPS-20

and “The Calculation Agent Has Discretion in Certain Instances to Determine the Intraday Indicative Value of the Index By Reference to Prices That May Not Be as Reliable or Liquid in Periods of Market Disruption and That You May Not Be Able to Independently Verify. These Determinations May Create Potential Conflicts of Interest Between You and the Calculation Agent” below.

•

Taxes—The U.S. federal income tax treatment of the Notes is uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different than described above. As discussed further in the accompanying prospectus supplement, on December 7, 2007, the Internal Revenue Service issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, you should be required to accrue interest over the term of an instrument such as the Notes even though you will not receive any payments with respect to the Notes until redemption or maturity and whether all or part of the gain you may recognize upon the sale, redemption or maturity of an instrument such as the Notes could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis. You should consult your tax advisor as to the possible alternative treatments in respect of the Notes.

•

Certain Built-In Costs Are Likely to Adversely Affect the Value of the Notes Prior to Maturity—While the payment at maturity described in this preliminary pricing supplement is based on the full principal amount of your Notes, the original issue price of the Notes includes the agent’s commission and the cost of hedging our obligations under the Notes through one or more of our affiliates. As a result, the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC will be willing to purchase Notes from you in secondary market transactions will likely be lower than the original issue price, and any sale prior to the maturity date could result in a substantial loss to you.

•

Lack of Liquidity—The Notes will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the Notes in the secondary market but are not required to do so. Even if there is a secondary market, it may not provide sufficient liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Notes.

DESCRIPTION OF THE REFERENCE ASSET

An equally-weighted basket comprised of the Barclays Capital Voyager II DJ-UBSCISM Excess Return Index (“Voyager” or the “Voyager Index” ) and the Barclays Capital Commodity Based Alpha Trading Strategy VOLT 10 Excess Return Index (“ComBATS” or the “ComBATS Index”).

Commodity Futures Markets

Futures contracts on physical commodities are traded on regulated futures exchanges, and physical commodities and other derivatives on physical commodities are traded in the over-the-counter market and on various types of physical and electronic trading facilities and markets. At present, the futures contracts included in each Momentum Alpha Index, Roll Yield Index, Seasonal Index and Single Commodity Nearby Index are exchange-traded futures contracts. An exchange-traded futures contract provides for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract provides for a specified settlement month in which the cash settlement is made or in which the commodity or financial instrument is to be delivered by the seller (whose position is therefore described as “short”) and acquired by the purchaser (whose position is therefore described as “long”).

PPS-21

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin”. This amount varies based on the requirements imposed by the exchange clearing houses, but may be lower than 5% of the notional value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent daily payments as the price of the futures contract fluctuates. These payments are called “variation margin” and are made as the existing positions in the futures contract become more or less valuable, a process known as “marking to the market”.

Futures contracts are traded on organized exchanges, known as “designated contract markets” in the United States. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a “futures commission merchant”, which is a member of the clearing house. The clearing house guarantees the performance of each clearing member that is a party to a futures contract by, in effect, taking the opposite side of the transaction. Clearing houses do not guarantee the performance by clearing members of their obligations to their customers.

Unlike equity securities, futures contracts, by their terms, have stated expirations and, at a specified point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular commodity must close out its position in the expiring contract (the “nearby futures contract”, “current futures contract” or “Lead Futures”) and establish a new position in a contract with a later-dated delivery month, a process referred to as “rolling”. For example, a market participant with a long position in November crude oil futures that wishes to maintain a position in the nearest delivery month may, as the November contract nears expiration, sell November futures, which serves to close out the existing long position, and buy December futures. This would “roll” the November position into a December position, and, when the November contract expires, the market participant would still have a long position in the first nearby delivery month.

Traditional commodity indices such as the Reference Index generally roll into the futures contract expiring in the next nearest delivery month (or the contract closest to expiration that satisfies such indices’ pre-determined roll schedule) (each such contract, a “next nearby futures contract”, “roll futures contract” or “Next Futures”).

With respect to the underlying components of the Voyager Index, The Single Commodity Nearby Indices roll into futures contracts according to this predetermined schedule. Unlike the Single Commodity Nearby Indices, however, the Seasonal Indices roll into the futures contract scheduled to expire in December of the immediately following calendar year and not the contract with the next nearest delivery month. In the case of the Momentum Alpha Indices and the Roll Yield Indices, the new contract that is selected for the upcoming rolling process might be any of a number of longer-dated futures contracts, and not necessarily the contract with the next nearest delivery month.

With respect to the underlying components of the ComBATS Index, the Single Commodity Nearby Indices roll into futures contracts according to this pre-determined schedule. By comparison, each Momentum Alpha Index may roll into any of a number of specified longer-dated futures contracts selected using the Momentum Alpha Strategy, and not necessarily the contract with the next nearest delivery month.

PPS-22

The return from investing in a futures contract derives from the price return (changes in the price of the relevant futures contract), the roll yield, and any interest earned on the cash deposited as the initial margin for the purchase of the relevant futures contract (the “Treasury bill return”). A total return index comprised of futures contracts reflects returns from all three sources—price return, roll yield, and Treasury Bill return. An excess return index comprised of futures contracts reflects the price return and the roll return of the relevant futures contracts but does not include Treasury bill return.

Roll yield may be generated as a result of holding futures contracts. When longer-dated contracts are priced lower than the nearer contract and spot prices, the market is in “backwardation”, and positive roll yield may be generated when higher-priced near-term futures contracts are “sold” to “buy” and hold lower priced longer-dated contracts. When the opposite is true and longer-dated contracts are priced higher than the nearer contracts and spot prices, the market is in “contango”, and negative roll yields may result from the “sale” of lower priced near-term futures contracts to “buy” and hold higher priced longer-dated contracts.

Futures exchanges and clearing houses in the United States are subject to regulation by the Commodities Futures Trading Commission. Exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. The structure and nature of trading on non-U.S. exchanges, however, may differ from this description.

The Voyager Index

The Barclays Capital Voyager II DJ-UBSCISM Excess Return Index (the “Index” or the “Voyager Index”) is a Barclays Capital proprietary commodities index that is designed to provide investors with exposure to commodities markets while seeking to limit the potential downside of investing in commodities. The commodities underlying the Index are selected so as to correspond to the commodities included at any given time in the Dow Jones-UBS Commodity Index (the “Reference Index” or the “DJ-UBSCISM”). Additionally, the relative weightings of the commodities underlying the Index (the “Index Commodities”) are adjusted on a monthly basis (as further described below) to approximate closely the weightings of the commodities included in the Reference Index. The Index is a composite index consisting of positions in either one or two of the following Barclays Capital proprietary indices for the relevant Index Commodity (as more fully described below): Barclays Capital Single Commodity Nearby Excess Return Indices, Barclays Capital Momentum Alpha Indices, Barclays Capital Roll Yield Indices and Barclays Capital Seasonal Indices, which are referred to herein collectively as the “Index Components” (or the “Voyager Index Components”) and are described in more detail below.

The Index continuously maintains a long position in the Single Commodity Nearby Indices that are linked to precious metals. For all of the other Index Commodities, the Index employs an “Alpha Signal Test” twice a month to determine its position in the corresponding Momentum Alpha, Roll Yield, Seasonal Index or Single Commodity Nearby Index for such Index Commodity. The Alpha Signal test analyzes hypothetical historical data (or data from prior to the launch date (as defined below) of the relevant Index Component) and actual historical data (or data from after the launch date of the relevant Index Component). If, through analyzing actual historical and hypothetical historical data over a given period of time, the Alpha Signal Test identifies a potential upward market trend in any underlying Index Commodity (other than precious metals), the Index will take a long position in the corresponding Momentum Alpha, Roll Yield or Seasonal Index and, as a result, will be exposed to the price performance of the underlying futures contracts for such Index Commodity. However, if the Alpha Signal Test identifies a potential downward market trend for any underlying Index Commodity, the Index will take a long position in the corresponding Momentum Alpha, Roll Yield or Seasonal Index, as well as an equivalent short position in a Single Commodity Nearby Index for such Index Commodity, so as to be more market neutral. In such cases, the

PPS-23

Index will only register a positive return for the relevant Index Commodity if the long position in the Momentum Alpha, Roll Yield or Seasonal Index outperforms the equivalent short position in the corresponding Single Commodity Nearby Index.

The Index Components consist of exchange-traded futures contracts for all of the Index Commodities. As described further in the section entitled “The Commodity Futures Markets” below, futures contracts are, by their terms, subject to expiration and investors seeking to maintain exposure to such future contracts are required to close out their position in the expiring futures contract and establish a new position in a futures contract with a later expiry date, a process referred to as “rolling”. Traditional commodity indices (such as the Reference Index) roll their position in the underlying futures contract to the “next nearby” futures contract (or the contract closest to expiration that satisfies their pre-determined roll schedule). By comparison, the Momentum Alpha, Roll Yield and Seasonal Indices roll their positions using the proprietary strategies described herein to select one of a number of futures contracts, which may have more distant expirations based on their relative historical performance.

As an excess return commodity index, the Index reflects the excess returns available as a result of changes in the prices of a dynamic basket of Index Components, and any roll yield (which may be positive or negative) generated.

The Index was launched on June 15, 2010 by Barclays Capital (the “Index Sponsor”), the investment banking division of Barclays Bank PLC, with an initial level set to 100 as of January 4, 2000. The Reference Index and, therefore, the Index currently includes the 19 commodities specified in Table 1.

The Reference Index

The Index is designed to provide exposure to the same commodities that are included in the DJ-UBSCISM Excess Return Index (the “Reference Index”), and, therefore, the group of physical commodities underlying the Index (each, an “Index Commodity”) replicates the composition of the Reference Index. The Reference Index is designed to be a benchmark for commodities as an asset class, and to reflect the returns that are potentially available through an unleveraged investment in the futures contracts on the physical commodities comprising the Reference Index. The Reference Index is calculated by CME Group Index Services LLC (“Dow Jones Indexes”), a joint venture between CME Group Inc. and Dow Jones & Company, Inc., and is published by Dow Jones Indexes in conjunction with UBS Securities LLC (“UBS”). The Reference Index was launched on July 14, 1998.

As described below, the Reference Index currently includes 19 commodities out of 23 commodities eligible for inclusion. In any subsequent year, the Reference Index may include eligible commodities not included for 2011, or may remove commodities that were included in 2011 or previous years, which decision generally would be implemented as part of the Reference Index’s January rebalancing process. Since the Index is calculated in accordance with the Reference Index methodology, with a limited number of exceptions mentioned herein, to the degree any commodity is added to or removed from the Reference Index, it will likewise be added to or removed from the Index over the relevant roll period as contemplated in the Reference Index methodology.

Oversight of the Reference Index

The Reference Index is overseen using a two-tier oversight structure, comprised of a Supervisory Committee and an Advisory Committee. The purpose of the two-tier structure is to gain broad input into the decision-making process in respect of the Reference Index, while also providing a mechanism for rapid reaction in the event of any market disruptions or extraordinary changes in market conditions that may affect the Reference Index.

The Supervisory Committee is comprised of three members, two of whom are appointed by UBS and one of whom is appointed by Dow Jones Indexes. The Supervisory Committee makes all final decisions

PPS-24

relating to the Reference Index, given any advice and recommendations from the Advisory Committee. The Advisory Committee consists of six to twelve members drawn from the financial and academic communities.

Both the Supervisory Committee and the Advisory Committee meet annually in July or August to consider any changes to be made to the Reference Index for the coming year. These committees may also meet at other times as may be necessary for purposes of their respective responsibilities in connection with the oversight of the Reference Index.

Information concerning the Reference Index, including its current composition, may be obtained at the Dow Jones Indexes web site (www.djindexes.com). Information contained in this web site is not incorporated by reference herein and should not be considered a part hereof.

Composition of Reference Index

Commodities Available for Inclusion in the Reference Index

A number of commodities have been selected that are believed to be sufficiently significant to the world economy to merit consideration for inclusion in the Reference Index and which are the subject of a qualifying related futures contract. The 23 potential commodities currently considered for inclusion in the Reference Index are aluminum, cocoa, coffee, copper, corn, cotton, crude oil, gold, heating oil, lead, live cattle, lean hogs, natural gas, nickel, platinum, silver, soybeans, soybean oil, sugar, tin, unleaded gasoline, wheat and zinc.

Designated Contracts for Each Commodity

A futures contract known as a “Designated Contract” is selected for each commodity. With the exception of several metals contracts (aluminum, lead, tin, nickel and zinc) that trade on the London Metal Exchange (“LME”), each of the potential commodities is the subject of a futures contract that trades on a U.S. exchange. Each day that the relevant exchange for futures contracts for a particular commodity is open for trading is referred to as the “Exchange Business Day” for such exchange. Where the Supervisory Committee believes that there exists more than one futures contract with sufficient liquidity to be chosen as the Designated Contract for a particular commodity, the Supervisory Committee selects the futures contract traded in North America and denominated in dollars (except in the case of the commodities for which LME contracts have been selected). If more than one such contract exists, the Supervisory Committee selects the most actively traded contract. Data concerning this Designated Contract will be used to calculate the Reference Index. The termination or replacement of a futures contract on an established exchange occurs infrequently; if a Designated Contract were to be terminated or replaced, a comparable futures contract would be selected, if available, to replace that Designated Contract.

The nearby futures contracts underlying the Reference Index are referred to herein as the “Lead Futures”, and the next nearby futures contracts are referred to herein as the “Next Futures”. To avoid delivery of the underlying physical commodities and to maintain exposure to the underlying physical commodities, the Reference Index rolls its position in the designated Lead Future for each Designated Contract to the Next Future between the sixth and the tenth Reference Index Business Day of each month (the “Reference Index Roll Period”). For purposes of this section, a “Reference Index Business Day” is any day on which the sum of the Commodity Index Percentages (as described below) for those Index Commodities that are open for trading is greater than 50%.

Determination of Composition and Weightings of the Reference Index

The composition and weighting of the Reference Index is determined each year by UBS under the supervision of the Supervisory Committee.

PPS-25

In determining which commodities will be included in the Reference Index and their relative weightings for a given year, UBS looks to both liquidity and U.S. dollar-adjusted production data in 2/3 and 1/3 shares, respectively. For each of the 23 commodities designated for potential inclusion in the Reference Index, liquidity is measured by the Commodity Liquidity Percentage (“CLP”) and production by the Commodity Production Percentage (“CPP”). The CLP for each commodity is determined by taking a five-year average of the product of trading volume and the historic dollar value of the designated contract for that commodity, and dividing the result by the sum of such products for all commodities which were designated for potential inclusion in the Reference Index. The CPP is determined for each commodity by taking a five-year average of annual world production figures, adjusted by the historic dollar value of the designated contract, and dividing the result by the sum of such production figures for all the commodities which were designated for potential inclusion in the Reference Index. The CLP and the CPP are then combined (using a ratio of 2:1) to establish the Commodity Index Percentage (“CIP”) for each commodity. This CIP is then adjusted in accordance with certain diversification rules in order to determine the commodities which will be included in the Reference Index (each, an “Index Commodity”) and their respective percentage weights.

To ensure that no single commodity or commodity sector dominates the Reference Index, the following diversification rules are applied to the annual reweighting of the Reference Index as of January of each year:

•

No related group of commodities designated as a Commodity Group may constitute more than 33% of the Reference Index. The Commodity Groups are energy, precious metals, industrial metals, livestock, grains and softs;

•	No single commodity may constitute (based on target weight) more than 15% of the Reference Index;

•	No single commodity, together with its derivatives (e.g., crude oil, together with heating oil and unleaded gasoline), may constitute (based on target weight) more than 25% of the Reference Index; and

•	No single commodity that is in the Reference Index may constitute (based on target weight) less than 2% of the Reference Index.

Following the annual reweighting and rebalancing of the Commodity Index in January, the percentage of any single commodity or commodity group at any time prior to the next reweighting or rebalancing will fluctuate and may exceed or be less than the percentages set forth above.

In April 2011, UBS and CME Indexes announced that, in the event that changes in regulations concerning position limits materially affect the ability of the market participants to replicate the Commodity Index in the underlying futures markets, the Commodity Index may be modified to include multiple designated contracts for one or more commodities in order to enhance liquidity.

Calculation of the Reference Index

Following application of the diversification rules discussed above, CIPs are incorporated into the Reference Index by calculating the new unit weights for each commodity included in the Reference Index. On the fourth Reference Index Business Day in each new calendar year (referred to as the “CIM Determination Date”), the CIPs, along with the settlement prices on that date for Lead Futures included in the Reference Index, are used to determine a commodity index multiplier (the “CIM”) for each Designated Contract. This CIM is used to achieve the percentage weightings of the commodities included in the Reference Index, in dollar terms, indicated by their respective CIPs. After the CIMs are calculated, they remain fixed

PPS-26

throughout the year. As a result, the observed price percentage of each Designated Contract will float throughout the year, until the CIMs are reset the following year based on new CIPs.

Once the CIMs are determined as discussed above, the Index is calculated using a mathematical process whereby the CIMs for the Index Commodities are multiplied by the settlement prices in U.S. dollars for the Lead Futures (the “Settlement Price”). These products are then summed. On any Reference Index Business Day, the value of the Reference Index is calculated by applying the percentage change in this sum to the value of the Reference Index on the immediately preceding Reference Index Business Day.

During the Reference Index Roll Period, there is an additional element to the calculation of the level of the Reference Index. Until the fifth Reference Index Business Day of each month, only the Settlement Prices of the Lead Futures are reflected in the Reference Index valuation. Over the Reference Index Roll Period, however, the calculation progressively shifts at a rate of 20% per day from using the Settlement Prices of the Lead Futures as a basis for the Reference Index level to using instead the Settlement Prices of the Next Futures.

Both the Index and Reference Index are excess return indices, reflecting the total returns available as a result of changes in the prices of a basket of underlying futures contracts and any roll yield (which may be positive or negative) generated from rolling from one futures contract to another. Neither the Index nor the Reference Index reflects interest returns on a hypothetical fully collateralized investment in Treasury Bills.

Because the relevant Settlement Prices float while the CIMs remain constant, the proportion of the Reference Index attributable to any Index Commodity may deviate from the CIPs throughout the year, until the CIMs are reset the following year based on new CIPs. Table 1 below provides the CIM for each commodity included in the Reference Index in 2011.

Table 1: Commodity Index Multipliers for commodities included in the Reference Index in 2011

Commodity [1]	2011 CIM
Natural Gas	114.7586289
Crude Oil	7.38307778
Unleaded Gasoline	64.38834875
Heating Oil	63.97275507
Live Cattle	141.7885039
Lean Hogs	112.9387995
Wheat	26.29390324
Corn	52.22132396
Soybeans	25.68486537
Soybean Oil	230.4795846
Aluminum	0.093099
High Grade Copper	78.44425954
Zinc	0.05227411
Nickel	0.00412732
Gold	0.34316134
Silver	5.08799398
Sugar	495.4755976
Cotton	63.79898546
Coffee	45.54676151

[1]	For the Designated Contract for each commodity, see “Table 4: 2011 Commodity Index Breakdown by Commodity” below.

PPS-27

Reference Index Commodity Groups

For purposes of applying the diversification rules discussed above, the commodities available for inclusion in the Reference Index are assigned to Commodity Groups are as follows:

Table 2: Commodity Groups

Commodity Group	Commodities (*not included in 2011 basket)
Energy	Crude Oil Heating Oil Natural Gas Unleaded Gasoline
Precious Metals	Gold Platinum* Silver
Industrial Metals	Aluminum Copper Lead* Nickel Tin* Zinc
Livestock	Lean Hogs Live Cattle
Grains	Corn Soybeans Soybean Oil Wheat
Softs	Cocoa* Coffee Cotton Sugar

The relative target weight percentage breakdown for the Commodity Groups for 2011 is as follows:

Table 3: Aggregate Target Weights, by Commodity Group

Commodity Group	Aggregate Target Weight
Energy	33.00%
Precious Metals	13.74%
Industrial Metals	17.84%
Livestock	5.36%
Grains	22.38%
Softs	7.68%

Annual Recomposition and Reweighting of the Reference Index

The composition of and weightings for the Reference Index are determined for each year in July or August of the previous year. The determinations are made by UBS under the supervision of the Supervisory Committee, reviewed at the annual meeting of the Supervisory and Advisory Committees and announced

PPS-28

following approval by the Supervisory Committee. The new composition and weightings are then implemented the following January. After the annual reweighting and rebalancing of the Reference Index, the daily relative weighting of each commodity in the Reference Index will fluctuate depending on the relative performance of the Designated Contracts. Designated Contracts with higher prices will become more heavily weighted in the Reference Index, and Designated Contracts with lower prices will become less heavily weighted in the Reference Index.

The daily weightings for the Designated Contracts in the Reference Index are published by Dow Jones Indexes on www.djindexes.com. Information contained in this website is not incorporated by reference herein and should not be considered a part hereof.

PPS-29

2011 Designated Contracts and Target Weightings

The composition of the Reference Index for 2011 was approved by the Supervisory Committee at a meeting held in October 2010. The 19 commodities included in the Reference Index for 2011 are unchanged from 2010 and are: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybeans, soybean oil, sugar, unleaded gasoline, wheat and zinc. The Designated Contracts for those commodities, and their target weights, are as follows:

Table 4: 2011 Commodity Index Breakdown by Commodity

Commodity	Designated Contract	Exchange	Units	Quote	Target Weighting (%)
Aluminum	High Grade Primary Aluminum	LME	25 metric tons	USD/metric ton	5.20%
Cocoa	Cocoa	NYBOT[1]	10 metric tons	USD/metric ton	0.00%
Coffee	Coffee “C”	NYBOT[1]	37,500 lbs	U.S. cents/pound	2.36%
Copper	Copper	COMEX	25,000 lbs	U.S. cents/pound	7.54%
Corn	Corn	CBOT[3]	5,000 bushels	U.S. cents/bushel	6.98%
Cotton	Cotton	NYBOT[1]	50,000 lbs	U.S. cents/pound	2.00%
Crude Oil	Light, Sweet Crude Oil	NYMEX[2]	1,000 barrels	USD/barrel	14.71%
Gold	Gold	COMEX	100 troy oz.	USD/troy oz.	10.45%
Heating Oil	Heating Oil	NYMEX[2]	42,000 gallons	U.S. cents/gallon	3.58%
Lead	Refined Standard Lead	LME	25 metric tons	USD/metric ton	0.00%
Live Cattle	Live Cattle	CME[4]	40,000 lbs	U.S. cents/pound	3.36%
Lean Hogs	Lean Hogs	CME[4]	40,000 lbs	U.S. cents/pound	2.00%
Natural Gas	Henry Hub Natural Gas	NYMEX[2]	10,000 mmbtu	USD/mmbtu	11.22%
Nickel	Primary Nickel	LME	6 metric tons	USD/metric ton	2.25%
Platinum	Platinum	NYMEX[2]	50 troy oz.	USD/troy oz.	0.00%
Silver	Silver	COMEX	5000 troy oz.	U.S. cents/troy oz.	3.29%
Soybeans	Soybeans	CBOT[3]	5000 bushels	U.S. cents/bushel	7.86%
Soybean Oil	Soybean Oil	CBOT[3]	60,000 lbs	U.S. cents/pound	2.94%
Sugar	World Sugar No. 11	NYBOT[1]	112,000 lbs	U.S. cents/pound	3.33%
Tin	Refined Tin	LME	5 metric tons	USD/metric ton	0.00%
Unleaded Gasoline (RBOB)[5]	Reformulated Blendstock for Oxygen Blending	NYMEX[2]	42,000 gallons	U.S. cents/gallon	3.50%
Wheat	Wheat	CBOT[3]	5,000 bushels	U.S. cents/bushel	4.61%
Zinc	Special High Grade Zinc	LME	25 metric tons	USD/metric ton	2.85%

1	New York Board of Trade (“NYBOT”). Effective January 12, 2007, the NYBOT was merged with and into, and is now a wholly-owned subsidiary of, the Intercontinental Exchange (“ICE”).
2	The New York Mercantile Exchange (“NYMEX”) located in New York City. On August 22, 2008, the CME Group completed its acquisition of NYMEX Holdings Inc.

PPS-30

3	Effective July 12, 2007, CBOT Holdings, Inc. was merged with and into Chicago Mercantile Exchange Holdings Inc. Immediately following the merger, the name of the company was changed from “Chicago Mercantile Exchange Holdings Inc.” to “CME Group Inc.” The CME Group will continue as the unified parent of both the Chicago Mercantile Exchange (“CME”) and the Chicago Board of Trade (“CBOT”), though the CME Group has stated that the CME and the CBOT will continue to have separate rulebooks. As of the completion of the merger there were no changes in CME and CBOT market rules and regulations.
4	Chicago Mercantile Exchange (“CME”)
5	As announced on March 3, 2006, The New York Harbor Unleaded Gasoline (“HU”) contract was replaced in April 2006 by the Reformulated Gasoline Blendstock for Oxygen Blending (“RB”) futures contract. The transition occurred during the regularly scheduled April 2006 Roll Period. The last HU contract was the May 2006 expiration. The first RB contract was the July 2006 expiration. No changes to the Commodity Index Multipliers occurred as a result of this transition.

PPS-31

The Barclays Capital Voyager II DJ-UBSCISM Excess Return Index

The Barclays Capital Voyager II DJ-UBSCISM Excess Return Index (the “Index”) is designed to provide investors exposure to commodities markets while limiting the potential downside of investing in commodities. The Index takes positions in indices comprised of exchange traded futures contracts for the same commodities that are included in the Reference Index, as adjusted from time to time. However, while the Reference Index always takes a long position in the futures contract with respect to each Index Commodity, the Index employs an “Alpha Signal Test” twice a month which aims to identify an upward (bullish) market trend or downward (bearish) market trend for each Index Commodity (other than precious metals) by analyzing actual historical and hypothetical historical price data. If the Alpha Signal Test identifies a bullish market trend in a particular Index Commodity, then the Index will maintain a directional long position for that Index Commodity through a notional position in a Momentum Alpha Index, Roll Yield Index or Seasonal Index for that Index Commodity, as specified in Table 5 below. In such cases, the Index will be exposed to the price performance of the underlying futures contracts for that Index Commodity. If, on the other hand, the Alpha Test Signal identifies a bearish market trend in a particular Index Commodity, then the Index will also take a short position, through a negative weighting, in the Single Commodity Nearby Index for that Index Commodity, which creates a more market neutral allocation for that Index Commodity. In such cases, the Index will only register a positive return for the relevant Index Commodity if the long position in the Momentum Alpha, Roll Yield or Seasonal Index outperforms the equivalent short position in the corresponding Single Commodity Nearby Index, Effectively, the Alpha Signal Test allows the Index to dynamically adjust between long and more market neutral (i.e. both long and short) exposures on a commodity-by-commodity basis through directional notional exposures in a Momentum Alpha Index, Roll Yield Index, Seasonal Index or Single Commodity Nearby Index (each, an “Index Component”) for each Index Commodity.

Any precious metals Index Commodity (currently gold and silver), however, is always represented in the Index by a directional long position in a Single Commodity Nearby Index, and no Alpha Signal Test is applied to such Index Commodity nor is a short position ever taken.

Momentum Alpha Indices and Roll Yield Indices roll their long positions in the futures contracts on the underlying Index Commodity using a dynamic selection process as described below under “—The Momentum Alpha Indices” and “—The Roll Yield Indices”. Each Seasonal Index rolls its long position in the futures contracts on the underlying Index Commodity by closing out its position in the futures contracts scheduled to expire in December of the current calendar year in October of such calendar year and establishing a new position in the futures contracts scheduled to expire in December of the immediately following calendar year, as described below under “—The Seasonal Indices”.

The table below shows the long Index Component, short Index Component (if applicable) and Bloomberg tickers for each Index Commodity represented in the Index as of May 19, 2011.

PPS-32

Table 5: Long Index Component, Short Index Component (if applicable) and Bloomberg Ticker

Long Position in Momentum Alpha, Roll Yield, Seasonal or Single Commodity Nearby Indices			Short Position in Single Commodity Nearby Indices (if applicable)
Index Commodity	Long Index Component	Bloomberg Ticker	Short Index Component	Bloomberg Ticker

Crude Oil	Barclays Capital WTI Crude Roll Yield 9M Excess Return Index	BCC2CLKP Index	Barclays Capital WTI Crude Nearby Excess Return Index	BCC2CL0P Index

Heating Oil	Barclays Capital Heating Oil Seasonal Excess Return Index	BCC2HOSP Index	Barclays Capital Heating Oil Nearby Excess Return Index	BCC2HO0P Index

Natural Gas	Barclays Capital Natural Gas Seasonal Excess Return Index	BCC2NGSP Index	Barclays Capital Natural Gas Nearby Excess Return Index	BCC2NG0P Index

Unleaded Gasoline (RBOB)	Barclays Capital Unleaded Roll Yield 9M Excess Return Index	BCC2RBKP Index	Barclays Capital Unleaded Nearby Excess Return Index	BCC2RB0P Index

Aluminum	Barclays Capital Aluminum Roll Yield 9M Excess Return Index	BCC2LAKP Index	Barclays Capital Aluminum Nearby Excess Return Index	BCC2LA0P Index

Copper	Barclays Capital Copper Roll Yield 9M Excess Return Index	BCC2LPKP Index	Barclays Capital Copper Nearby Excess Return Index	BCC2LP0P Index

Nickel	Barclays Capital Nickel Roll Yield 9M Excess Return Index	BCC2LNKP Index	Barclays Capital Nickel Nearby Excess Return Index	BCC2LN0P Index

Zinc	Barclays Capital Zinc Roll Yield 9M Excess Return Index	BCC2LZKP Index	Barclays Capital Zinc Nearby Excess Return Index	BCC2LZ0P Index

Gold	Barclays Capital Gold Nearby Excess Return Index	BCC2GC0P Index	N/A	BCC2GC0P Index

Silver	Barclays Capital Silver Nearby Excess Return Index	BCC2SI0P Index	N/A	BCC2SI0P Index

Corn	Barclays Capital Corn Momentum Alpha Excess Return Index	BCC2CNMP Index	Barclays Capital Corn Nearby Excess Return Index	BCC2CN0P Index

Soybeans	Barclays Capital Soybeans Momentum Alpha Excess Return Index	BCC2SOMP Index	Barclays Capital Soybeans Nearby Excess Return Index	BCC2SO0P Index

Soybean Oil	Barclays Capital Soybean Oil Momentum Alpha Excess Return Index	BCC2BOMP Index	Barclays Capital Soybean Oil Nearby Excess Return Index	BCC2BO0P Index

Wheat	Barclays Capital Wheat Momentum Alpha Excess Return Index	BCC2WHMP Index	Barclays Capital Wheat Nearby Excess Return Index	BCC2WH0P Index

Coffee	Barclays Capital Coffee Momentum Alpha Excess Return Index	BCC2KCMP Index	Barclays Capital Coffee Nearby Excess Return Index	BCC2KC0P Index

Cotton	Barclays Capital Cotton Momentum Alpha Excess Return Index	BCC2CTMP Index	Barclays Capital Cotton Nearby Excess Return Index	BCC2CT0P Index

Sugar	Barclays Capital Sugar Momentum Alpha Excess Return Index	BCC2SBMP Index	Barclays Capital Sugar Nearby Excess Return Index	BCC2SB0P Index

Live Cattle	Barclays Capital Live Cattle Momentum Alpha Excess Return Index	BCC2LCMP Index	Barclays Capital Live Cattle Nearby Excess Return Index	BCC2LC0P Index

Lean Hogs	Barclays Capital Lean Hogs Momentum Alpha Excess Return Index	BCC2LHMP Index	Barclays Capital Lean Hogs Nearby Excess Return Index	BCC2LH0P Index

                As described under “The Reference Index—2011 Designated Contracts and Target Weightings”, 19 out of 23 commodities are included in the Reference Index for 2011 commodities eligible for inclusion. The eligible commodities not included in the Reference Index for 2011, and thus not included in the Index, are currently tin, lead, cocoa and platinum (each an “Excluded Commodity”). In the event that any Excluded Commodity is included in the Reference Index in the future, the table below shows the short Index Component (if applicable) which the Index would take for such Excluded Commodity, as well as the Fast Period and the Slow Period for such Excluded Commodity. The long Index Component for each Excluded Commodity has not yet been determined by the index sponsor, but is expected to be consistent with the default parameters for the applicable commodity sector described in Table 8 below.

PPS-33

Table 6: Excluded Commodities, Short Index Component (if applicable), Fast Period and Slow Period

Excluded Commodity	Short Index Component (as applicable)	Fast Period (Days)	Slow Period (Days)
Tin	Barclays Capital Tin Nearby Excess Return Index	30	190
Lead	Barclays Capital Lead Nearby Excess Return Index	30	190
Cocoa	Barclays Capital Cocoa Nearby Excess Return Index	40	100
Platinum	N/A	N/A	N/A

The Index is maintained and calculated by Barclays Capital (the “index sponsor”), a division of Barclays Bank PLC, and is denominated in U.S. dollars. The index sponsor calculates the level of the Index (the “Index value”) at the close of business, New York time, on each Index Business Day with respect to the prior Index Business Day and publishes it on http://www.barcap.com/indices, or any successor website thereto, shortly thereafter. The Index level is also reported on Bloomberg under the ticker BCC3C3WP or any successor thereto. An “Index Business Day” is a day on which the Index is calculated, as determined by the NYSE Euronext Holiday & Hours schedule, as published on http://www.nyse.com/about/newsevents/1176373643795.html?sa_campaign=/internal_ads/homepage/08262008holidays or any successor website thereto. Any deviation from such Index Business Day schedule will be announced by the index sponsor.

Calculation of the Index

The Index level is deemed to have been 100.0000 on January 4, 2000, which we refer to as the “index commencement date”. The Index level (“ERt”) on any given Index Business Day is equal to:

Where:

“i” means Index Commodity i;

“m” means the number of Index Commodities represented in the Index;

“t” means an Index Business Day;

“t-1” means the Index Business Day immediately prior to Index Business Day t;

“R” means the Rebalancing Date immediately preceding Index Business Day t;

“Long Positioni,R ” means the number of Units for the Long Index Component for Index Commodity i in respect of Rebalancing Date R;

PPS-34

“Short Positioni,R” means, if applicable, the number of Units for the Short Index Component for Index Commodity i in respect of Rebalancing Date R; for precious metals (currently gold and silver) and for any Index Commodity that does not have a short position as a result of the Alpha Signal Test, the Short Positioni,R is equal to zero;

“Long Index Component” means the index listed in Table 5 under the heading “Long Index Component” for the relevant Index Commodity.

“Long Pricei,t” means the final level of the Long Index Component of Index Commodity i on Index Business Day t;

“Long Pricei,t -1” means the final level of the Long Index Component of Index Commodity i on Index Business Day t-1;

“Short Index Component” means the index listed in Table 5 under the heading “Short Index Component” for the relevant Index Commodity (if applicable).

“Short Pricei,t” means, if applicable, the final level of the Short Index Component of Index Commodity i on Index Business Day t;

“Short Pricei,t- 1 ” means, if applicable, the final level of the Short Index Component of Index Commodity i on Index Business Day t-1; and

“Units” means a weighting constant calculated for each Index Commodity based upon the weights in the Reference Index.

The Index level is rounded to seven significant figures (with halves rounded up).

Steps for Index Calculation

Step #1: Identify the Index value as of the immediately preceding Index Business Day

The first step in calculating the Index level on day t is to identify the Index level at the close of the immediately preceding Index Business Day (day t-1).

Step #2: For each index position, calculate the change in price

The second step is to calculate the change in price for the long index component of each Index Commodity and multiply the change by the long position for such Index Commodity established on the most recent Rebalancing Date. For Index Commodities with corresponding short positions, the change in price for the short index component is multiplied by the short position for such Index Commodity on the most recent Rebalancing Date. The value calculated for the long and short index positions are added together.

Step #3: For the current Index Business Day, add together the change in price for each position multiplied by the change in prices of the Index Components for all the Index Commodities

The values obtained in Step #2 for each Index Commodity are added together to obtain the aggregate change for all Index Commodities for a particular Index Business Day.

PPS-35

Step #4: Calculate the Index level

Based on the values indentified and calculated above, the level of the Index (“ERt”) is then calculated by adding the result of Step #3 for day t to the previous Index Business Day's Index level (“ERt-1”):

Rebalancing of the Index and the Alpha Signal Test

For all Index Commodities other than precious metals, the Index uses a proprietary algorithm to dynamically adjust between long and more market neutral (i.e. both long and short) exposures on a commodity-by-commodity basis. The Index uses the Alpha Signal Test described below to rebalance exposures to the Index Commodities (except for precious metals) twice a month on the second and twelfth Index Business Day of each calendar month (each, a “Rebalancing Date”). The Alpha Signal Test is never applied and a long position is always taken in precious metals (currently gold and silver).

On the Index Business Day immediately preceding the relevant Rebalance Date (each, an “Observation Date”), a non-discretionary process (the “Alpha Signal Test”) is used to determine the commodity weight, the long position and, if applicable, the corresponding short position for each Index Commodity. As further described below, the Alpha Signal Test first determines a “Fast Average” and “Slow Average” for each Index Commodity (other than precious metals), which reflects the price level of such Index Commodity over a “Fast Period” and a “Slow Period”. The difference between these two figures is used to identify possible price trends. If the difference between the “Fast Average” and the “Slow Average” is greater than or equal to zero, the Alpha Signal Test assigns a long position in the relevant Momentum Alpha, Roll Yield or Seasonal Index for such Index Commodity and no short position is taken. If, instead, the difference between the “Fast Average” and the “Slow Average” is less than zero, then a “Convergence” figure is calculated, which seeks to identify recent upward or downward momentum in price levels. A “Convergence” figure greater than or equal to zero will lead the Alpha Signal Test to allocate a long position in the relevant Momentum Alpha, Roll Yield or Seasonal Index for such Index Commodity and no short position is taken. A “Convergence” figure less than zero will lead to an allocation to a directional short position through a negative weighting in the relevant Single Commodity Nearby Index, in addition to a position in the long index, thus making the Index more market-neutral. Finally, the Index determines the commodity weight of each Index Commodity, which is targeted to match its weight in the Reference Index. Using this commodity weight, the Index calculates the long and, if applicable, the short position for each Index Commodity (other than precious metals).

Step #1: Calculate the Fast Average and Slow Average for Each Index Commodity

The first step is to calculate the fast moving average (“Fast Average”) and slow moving average (“Slow Average”) for each Index Commodity (other than precious metals) using the Single Commodity Nearby Indices set forth in Table 9. A moving average is the average price of an instrument or an index over a specified time period.

For each Index Commodity (other than precious metals), the Fast Average and Slow Average are defined as follows:

“Fast Averagei,d-k” means, in respect of Index Business Day d-k, the arithmetic average of the final level of the Single Commodity Nearby Index for Index Commodity i for the immediately preceding Fast Period ending on and including such Index Business

Day d-k;

PPS-36

“Slow Averagei,d-k ” means, in respect of Index Business Day d-k, the arithmetic average of the final level of the Single Commodity Index for Index Commodity i for the immediately preceding Slow Period ending on and including such Index Business Day d-k;

where:

“i” means an Index Commodity;

“d” means an Observation Date;

“d-k” means the Index Business Day which is k Index Business Day(s) prior to Observation Date d (where k is an integer between 0 and 4);

“Fast Period” means, in respect of the Single Commodity Index for Index Commodity i, the number of consecutive Index Business Days as specified in the column with the heading “Fast Period” of Table 7 below for such Index Commodity; and

“Slow Period” means, in respect of the Single Commodity Index for Index Commodity i, the number of consecutive Index Business Days as specified in the column with the heading “Slow Period” of Table 7 below for such Index Commodity.

Table 7: Index Commodity Fast Period and Slow Period Parameters

Index Commodity	Fast Period (Days)	Slow Period (Days)
Crude Oil	20	250
Heating Oil	20	250
Natural Gas	20	250
Unleaded Gasoline (RBOB)	20	250
Aluminum	30	190
Copper	30	190
Nickel	30	190
Zinc	30	190
Gold	N/A	N/A
Silver	N/A	N/A
Corn	40	100
Soybeans	40	100
Soybean Oil	40	100
Wheat	40	100
Coffee	40	100
Cotton	40	100
Sugar	40	100
Live Cattle	40	100
Lean Hogs	40	100

PPS-37

If the sponsor of the Reference Index adds a new commodity (or new Designated Contract) to the Reference Index, the new commodity (or new Designated Contract) will also be deemed to be included in the Index as a new Index Commodity and the Index Sponsor shall determine the applicable Fast Period and Slow Period for such new Index Commodity as it deems appropriate and which are, where possible, consistent with the default parameters set out in Table 8 below.

Table 8: Default Commodity Parameters for New Index Commodities

Commodity Sector	Long Index Component	Short Index Component (as applicable)	Fast Period (Days)	Slow Period (Days)
Energy (except for Heating Oil and Natural Gas)	The relevant Barclays Capital Roll Yield 9M Excess Return Index	The relevant Barclays Capital Nearby Excess Return Index	20	250
Heating Oil and Natural Gas	The relevant Barclays Capital Seasonal Excess Return Index	The relevant Barclays Capital Nearby Excess Return Index	20	250
Industrial Metals	The relevant Barclays Capital Roll Yield 9M Excess Return Index	The relevant Barclays Capital Nearby Excess Return Index	30	190
Grains	The relevant Barclays Capital Momentum Alpha Excess Return Index	The relevant Barclays Capital Nearby Excess Return Index	40	100
Softs	The relevant Barclays Capital Momentum Alpha Excess Return Index	The relevant Barclays Capital Nearby Excess Return Index	40	100
Livestock	The relevant Barclays Capital Momentum Alpha Excess Return Index	The relevant Barclays Capital Nearby Excess Return Index	40	100
Precious Metals	The relevant Barclays Capital Nearby Excess Return Index	N/A	N/A	N/A

As discussed above, the Index never allocates a position in a directional short index for precious metals (currently gold and silver). Rather, the Index always maintains a long-only position in the Single Commodity Nearby Indices for gold and silver.

Step #2: Calculate the Difference for Each Index Commodity

The second step is to calculate the difference between the Fast Average and the Slow Average for each Index Commodity as follows:

Differencei ,d -k = Fast Averagei,d-k – Slow Averagei,d-k

“Differencei,d -k” means, in respect of Index Business Day d-k and the Nearby Excess Return Index for Index Commodity i, the difference between the Fast Averagei,d-k and the Slow Averagei,d-k. For purposes of this calculation, “k” is equal to 0 because we observe the difference between the Fast Average and Slow Average on the Observation Date d.

The purpose of calculating the Difference for each Index Commodity is that recent upward or downward price movements should will have a greater impact on the Fast Average (which includes numbers from a fewer number of days) than on the Slow Average (which averages prices from a

PPS-38

greater number of days). Thus, the Difference between the Fast Average and Slow Average seeks to identify price trends.

For each Index Commodity, if such Difference is greater than or equal to zero, then the Index will allocate a directional long position in the relevant Momentum Alpha Index, Roll Yield Index or Seasonal Index, as applicable, with respect to that particular Index Commodity in accordance with steps 4 and 5 below.

For each Index Commodity, if such Difference is less than zero, the convergence for such Index Commodity must be calculated in accordance with step 3.

Step #3: If applicable, calculate the Convergence for Each Index Commodity

The “convergence” for a particular Index Commodity is calculated as follows:

The purpose of calculating the Convergence for each Index Commodity is to help identify recent upward or downward momentum in price levels.

For any Index Commodity for which the Convergence is calculated, if the Convergence of the Index Commodity on the Observation Date is greater than or equal to zero, then the Index will allocate a directional long position in the relevant Momentum Alpha Index, Roll Yield Index or Seasonal Index, as applicable, with respect to that particular Index Commodity in accordance with steps 4 and 5 below. If the Convergence is less than zero, then the Index will allocate a directional short position in addition to a position in the long index through a negative weighting in the relevant Single Commodity Nearby Index in accordance with step 6 below.

Step #4: Determine the Index Commodity Weights

The fourth step is to determine the commodity weight for each Index Commodity in the Index. The commodity weight for each Index Commodity will be targeted to match the weights in the Reference Index as determined on the immediately preceding Observation Date.

The Index references futures contracts that may have different delivery months than the futures contracts underlying the Reference Index, and therefore, the relative weighting of the commodities in the Index will not match exactly the relative weights of the commodities in the Reference Index on any given day. In order to reduce potential percentage weighting differences between the Index and the Reference Index and to minimize the tracking error to the Reference Index, the Index rebalances the relative weights of the Index Commodities on each Rebalancing Date, based upon the weights in the Reference Index on the immediately preceding Observation Date.

Step #5: Determine the Applicable Long Positions

For each Index Commodity for which the Index will allocate a directional long exposure under steps 2 and 3, the relevant long position is determined as follows:

PPS-39

Where:

“d” means the Observation Date immediately preceding Rebalancing Date R;

“i” means Index Commodity i;

“R” means the Rebalancing Date;

“Commodity Weighti,d ” means the commodity weight of Index Commodity i on Observation Date d;

“Index Leveld” is the level of the Index for Index Commodity i on Observation Date d; and

“Long Pricei,R” means the final level of the long Index Component of Index Commodity i on Rebalancing Date R.

Step #6: Determine the Applicable Short Positions

For each Index Commodity for which the Index will allocate a directional short exposure under steps 2 and 3, the relevant short position is determined as follows:

Where:

“d” means the relevant Observation Date immediately preceding Rebalancing Date R;

“i” means Index Commodity i;

“R” means the Rebalancing Date; and

“Short Pricei,R” means the final settlement price of the short Index Component of Index Commodity i on Rebalancing Date R.

PPS-40

The Single Commodity Nearby Indices

Each Barclays Capital Single Commodity Nearby Excess Return Index (each a “Single Commodity Nearby Index” and together, the “Single Commodity Nearby Indices”) included in the Index reflects the returns available by maintaining a rolling position in the related futures contract in Table 9 below.

Each Single Commodity Nearby Index is composed of a single commodity futures contract that, prior to the roll period (as described below), is either the futures contract set forth in Table 9 below for that month or the contract set forth in Table 9 below for the next succeeding month (in each case, the “current futures contract”). Each Single Commodity Nearby Index maintains its exposure to the related commodity futures contract by closing out its position in the current futures contract and establishing a new position in the futures contract set forth in Table 9 below for the next succeeding month during the roll period, as defined below (the “roll futures contract”). Subject to the occurrence of a roll adjustment event, as described below in the section titled “Roll Adjustments”, each Single Commodity Nearby Index rolls from the current futures contract to the roll futures contract from the fifth to the ninth Index Business Days of each month (the “roll period” and each such day, a “roll day”).

Table 9: Roll Schedule for the Single Commodity Nearby Indices

Single Commodity Index	Futures Contract	Futures contract delivery months as of the first Index Business Day of each month
		Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
Barclays Capital WTI Crude Nearby Excess Return Index	Light, Sweet Crude Oil	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan
Barclays Capital Heating Oil Nearby Excess Return Index	Heating Oil	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan
Barclays Capital Natural Gas Nearby Excess Return Index	Henry Hub Natural Gas	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan
Barclays Capital Unleaded	Reformulated Gasoline Blendstock	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan

PPS-41

Gasoline (RBOB) Nearby Excess Return Index	for Oxygen Blending (RBOB)
Barclays Capital Aluminum Nearby Excess Return Index	Aluminum (Primary)	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan
Barclays Capital Copper Nearby Excess Return Index	Copper (Grade A)	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan
Barclays Capital Nickel Nearby Excess Return Index	Nickel (Primary)	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan
Barclays Capital Zinc Nearby Excess Return Index	Zinc (Special High Grade)	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan
Barclays Capital Gold Nearby Excess Return Index	Gold	Feb	Apr	Apr	Jun	Jun	Aug	Aug	Dec	Dec	Dec	Dec	Feb
Barclays Capital Silver Nearby Excess Return Index	Silver	Mar	Mar	May	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar
Barclays Capital Corn Nearby Excess Return Index	Corn	Mar	Mar	May	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar

PPS-42

Barclays Capital Soybeans Nearby Excess Return Index	Soybeans	Mar	Mar	May	May	Jul	Jul	Nov	Nov	Nov	Nov	Jan	Jan
Barclays Capital Soybean Oil Nearby Excess Return Index	Soybean Oil	Mar	Mar	May	May	Jul	Jul	Dec	Dec	Dec	Dec	Dec	Jan
Barclays Capital Wheat Nearby Excess Return Index	Wheat	Mar	Mar	May	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar
Barclays Capital Coffee Nearby Excess Return Index	Coffee “C”	Mar	Mar	May	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar
Barclays Capital Cotton Nearby Excess Return Index	Cotton No. 2	Mar	Mar	May	May	Jul	Jul	Dec	Dec	Dec	Dec	Dec	Mar
Barclays Capital Sugar Nearby Excess Return Index	Sugar No. 11	Mar	Mar	May	May	Jul	Jul	Oct	Oct	Oct	Mar	Mar	Mar
Barclays Capital	Live Cattle	Feb	Apr	Apr	Jun	Jun	Aug	Aug	Oct	Oct	Dec	Dec	Feb
Live Cattle Nearby Excess Return Index
Barclays Capital Lean Hogs Nearby Excess Return Index	Lean Hogs	Feb	Apr	Apr	Jun	Jun	Jul	Aug	Oct	Oct	Dec	Dec	Feb

PPS-43

For example, on the first Index Business Day of January, the Barclays Capital WTI Crude Nearby Excess Return IndexTM (the “WTI Crude Index”) is composed of the Light, Sweet Crude Oil futures contract with delivery month of February. During the January roll period, the WTI Crude Index maintains its exposure to the Light, Sweet Crude Oil futures contract by closing out its position in the Light, Sweet Crude Oil futures contract with delivery month of February and establishing a new position in the Light, Sweet Crude Oil futures contract with delivery month of March.

Each Single Commodity Nearby Index is an excess return index reflecting the price return and roll return of the relevant futures contract but not the Treasury Bill return.

Each Single Commodity Index is maintained and calculated by the index sponsor, and is denominated in U.S. dollars. The index sponsor calculates the level of each Single Commodity Nearby Index (the “Single Commodity Nearby Index value”) at the close of business, New York time, on each Index Business Day with respect to the prior Index Business Day and publishes it on http://www.barcap.com/indices, or any successor website thereto, shortly thereafter. The Index value is also reported on Bloomberg under the tickers set forth on Table 5 on page PPS-36.

Calculation of Each Single Commodity Nearby Index

The Single Commodity Nearby Index value for each Single Commodity Nearby Index is deemed to have been 100.0000 on December 31, 1998, which we refer to as the “Single Commodity Index commencement date”. The table below sets forth the dates on which the index sponsor began to calculate each Single Commodity Nearby Index. All data relating to the period prior to the respective launch date listed below is an historical estimate by the index sponsor using the available data as to how the Single Commodity Nearby Indices may have performed in the pre-launch period. Such data does not represent actual performance and should not be interpreted as an indication of actual performance.

PPS-44

Table 10: Date the Index Sponsor Began to Calculate Each Single Commodity Nearby Index

Single Commodity Nearby Index	Date on which the index sponsor began to calculate each Single Commodity Nearby Index
Barclays Capital WTI Crude Nearby Excess Return Index	November 7, 2007
Barclays Capital Heating Oil Nearby Excess Return Index	November 7, 2007
Barclays Capital Natural Gas Nearby Excess Return Index	November 7, 2007
Barclays Capital Unleaded Nearby Excess Return Index	February 6, 2008
Barclays Capital Aluminum Nearby Excess Return Index	November 7, 2007
Barclays Capital Copper Nearby Excess Return Index	June 19, 2008
Barclays Capital Nickel Nearby Excess Return Index	November 7, 2007
Barclays Capital Zinc Nearby Excess Return Index	November 7, 2007
Barclays Capital Gold Nearby Excess Return Index	November 7, 2007
Barclays Capital Silver Nearby Excess Return Index	November 7, 2007
Barclays Capital Corn Nearby Excess Return Index	November 7, 2007
Barclays Capital Soybeans Nearby Excess Return Index	November 7, 2007
Barclays Capital Soybean Oil Nearby Excess Return Index	July 7, 2009
Barclays Capital Wheat Nearby Excess Return Index	November 7, 2007
Barclays Capital Coffee Nearby Excess Return Index	June 19, 2008
Barclays Capital Cotton Nearby Excess Return Index	November 7, 2007
Barclays Capital Sugar Nearby Excess Return Index	November 7, 2007
Barclays Capital Live Cattle Nearby Excess Return Index	November 7, 2007
Barclays Capital Lean Hogs Nearby Excess Return Index	November 7, 2007

On any given Index Business Day, the Single Commodity Nearby Index value is equal to:

ERt = ERt-1 × (1+ PRt)

where:

“ERt ” means the Single Commodity Nearby Index value on Index Business Day t;

“ERt -1 ” means the Single Commodity Nearby Index value on the Index Business Day that immediately precedes Index Business Day t; and

“PRt” means the daily price return of the current futures contract (or, during a roll period, the current futures contract and the roll futures contract) on Index Business Day t calculated using the formulae below.

The Single Commodity Nearby Index value is rounded to seven significant figures (with halves rounded up).

The daily price return (“PRt”) on any given Index Business Day outside of the roll period is calculated as follows:

PPS-45

where:

“PRt ” means the daily price return of the current futures contract on Index Business Day t;

“Pk,t ” means the closing price for the current futures contract on Index Business Day t; and

“Pk,t-1” means the closing price for the current futures contract on the Index Business Day that immediately precedes Index Business Day t.

The daily price return (“PRt”) on any given Index Business Day during the roll period is calculated as follows:

where:

“PRt ” means the daily price return of the current futures contract and roll futures contract on Index Business Day t;

“CWk,t -1 ” means, subject to the occurrence of a roll adjustment event, the contract weight for the current futures contract on the Index Business Day that immediately precedes Index Business Day t; the contract weight for the current futures contract is equal to 1.0 at the start of each month and is reduced by one fifth on each roll day, starting on the first roll day, such that on the last roll day during the roll period, it is equal to 0.0;

“Pk,t ” means the closing price for the current futures contract on Index Business Day t;

“Pk,t-1” means the closing price for the current futures contract on the Index Business Day that immediately precedes Index Business Day t;

“P’k,t” means the closing price for the roll futures contract on Index Business Day t; and

“P’k,t -1” means the closing price for the roll futures contract on the Index Business Day that immediately precedes Index Business Day t.

Roll Adjustments

If, on any Index Business Day during a roll period, a “roll adjustment event” occurs, then the contract weight for the current futures contract will not decrease by one fifth, and the portion of the roll that would otherwise have taken place on such Index Business Day (the “deferred portion”) will roll on the next Index Business Day on which no roll adjustment event is occurring. If roll adjustment events occur on successive Index Business Days during the roll period, then all deferred portions will roll on the next Index Business Day on which no roll adjustment event is occurring. If such next Index Business Day is also a roll day, then both the deferred portion(s) and the portion scheduled to roll on such roll day will roll on such next Index Business Day. If the roll of the current futures contract into the roll futures contract is not completed during the roll period as a result of the occurrence of one or more roll adjustment events on one

PPS-46

or more roll days, then the deferred portion(s) will roll on the first Index Business Day after the roll period on which no roll adjustment event is occurring.

Any of the following will constitute a “roll adjustment event”:

•	the relevant commodities exchange or other price source is not open for trading;

•	a failure by the relevant commodities exchange or other price source to announce or publish the closing price(s) for the relevant futures contract(s);

•	a material limitation, suspension, or disruption of trading in the relevant futures contract;

•

the closing price(s) for the relevant futures contract(s) is a “limit price”, which means that the closing price has increased or decreased from the previous day’s closing price by the maximum amount permitted under the relevant commodity exchange rules; or

•

any other event that the index sponsor determines may materially interfere with the ability of participants on the applicable exchange to acquire, establish, re-establish, substitute, maintain, unwind or dispose of positions in the relevant futures contracts or the proper functioning of the relevant commodities exchange.

PPS-47

The Momentum Alpha Indices

For the commodities identified in Table 5 set forth on page PPS-36 for which the Long Index Component is a Momentum Alpha Index, the Momentum Alpha Index aims to maximize outperformance relative to the corresponding Single Commodity Nearby Index through modified schedule rules. A Single Commodity Nearby Index maintains its exposure to a commodity by always rolling into the next nearby futures contract on that commodity during each roll period. This rolling method is known as “static” because the same predetermined set schedule is used to select the new contracts to replace existing contracts. Rather than rolling into a futures contract with a predetermined delivery month during a roll period, a Momentum Alpha Index for a particular commodity compares (a) the 12-month historical performance of Single Commodity Indices linked to the performance of futures contracts for that commodity with a delivery month of each of 1 months, 2 months and 5 months in the future (each, an “Eligible Tenor Index”) to (b) the 12-month historical performance of the Single Commodity Nearby Index for the same commodity. The Eligible Tenor Index having the best relative historical performance is then compared to the historical performance of the Eligible Tenor Index previously selected (the “Incumbent Index”) to determine whether it has outperformed the Incumbent Index by a certain threshold. If the threshold is exceeded, the new Eligible Tenor Index becomes what we refer to as the “Selected Tenor Index”, which means that the futures contract into which the Momentum Alpha Index will roll during the next roll period is the same futures contract into which the new Selected Tenor Index would roll during that roll period. If the threshold is not exceeded, the Incumbent Index remains the Selected Tenor Index and the Momentum Alpha Index rolls into the futures contract into which the Incumbent Index would roll, one with the same tenor as the current futures contract. The rolling method of the Momentum Alpha Indices can be described as “dynamic” because several futures contracts are evaluated for rolling and a new contract is selected based on relative historical performance.

As with the Single Commodity Indices, each Momentum Alpha Index consists of a single commodity futures contract, except during the roll period, which is the fifth to the ninth Index Business Days of each month. Subject to the occurrence of a roll adjustment event, each Momentum Alpha Index maintains its exposure to the related commodity futures contract by closing out its position in the futures contract underlying the Incumbent Index during the roll period and establishing a new position in the futures contract underlying the Selected Tenor Index.

Each Momentum Alpha Index is an excess return index reflecting the price return and the roll return of the relative futures contract but not the Treasury Bill return.

Each Momentum Alpha Index is maintained and calculated by the index sponsor, and is denominated in U.S. dollars. The index sponsor calculates the level of each Momentum Alpha Index (the “Momentum Alpha Index value”) at the close of business, New York time, on each Index Business Day with respect to the prior Index Business Day and publishes it on http:www.barcap.com/indices, or any successor website thereto, shortly thereafter. The Index value is also reported on Bloomberg under the tickers set forth in Table 5 above.

Calculation of the Momentum Alpha Indices

The Momentum Alpha Index value for each Momentum Alpha Index is deemed to have been 100.0000 on December 31, 1999, which we refer to as the “Momentum Alpha Index commencement date”. Each Momentum Alpha Index in the Index was launched on December 14, 2007. All data relating to the period prior to the respective launch date listed below is an historical estimate by the index sponsor using the available data as to how the Momentum Alpha Indices may have performed in the pre-launch period. Such data does not represent actual performance and should not be interpreted as an indication of actual performance.

PPS-48

On any given Index Business Day, the Momentum Alpha Index value is equal to an amount calculated according to the same formula described above under “Calculation of Each Single Commodity Index”, except that (i) the current futures contract on Index Business Day t is the futures contract in which the Incumbent Index has a position on Index Business Day t and (ii) the roll futures contract on Index Business Day t (in the case of an Index Business Day during the roll period) is the futures contract into which the Selected Tenor Index would roll during that roll period. The Selected Tenor Index for an upcoming roll period is determined on the last Index Business Day of the month prior to Index Business Day t (the “Momentum Alpha Observation Date”) according to the methodology set forth below.

The value of each Eligible Tenor Index that potentially could become a Selected Tenor Index is calculated according to the same rules as the Single Commodity Nearby Indices, with the exception that the Eligible Tenor Indices tracks the performance of holding and rolling the roll futures contract associated with the nearby, 1, 2 and 5 month deferred Single Commodity Indices.

Step 1: Calculate the Average Alpha Return for each Eligible Tenor Index

The first step is to calculate the Average Alpha Return for each Eligible Tenor Index. The Average Alpha Return for a futures contract is designed to measure the 12-month historical performance for each Eligible Tenor Index for a commodity as compared to that of the Single Commodity Nearby Index for that commodity.

The Alpha Return for an Eligible Tenor Index is equal to:

where:

“t” means an Index Business Day;

“i” means, in respect of an Index Business Day t, each Index Business Day in the period of 252 Index Business Days up to and including that Index Business Day t; and

“DARi” means, in respect of an Index Business Day i, the daily alpha return calculated as follows: (1) the daily return of that Eligible Tenor Index on that Index Business Day i minus (2) the daily return of the Single Commodity Nearby Index for that commodity on that Index Business Day i.

The Alpha Return is calculated on the five Index Business Days up to and including the Momentum Alpha Observation Date. The arithmetic average of the five Alpha Returns is the “Average Alpha Return” for a particular Eligible Tenor Index.

Step 2: Identify the Candidate Index

The second step is to compare the Average Alpha Returns for each Eligible Tenor Index and identify the Eligible Tenor Index with the highest Average Alpha Return (the “Candidate Index”). If two or more Eligible Tenor Indices have the same highest Average Alpha Return, the Eligible Tenor Index with the shortest tenor is the Candidate Index.

PPS-49

Step 3: Compute the Incumbency Ratio and determine the Selected Tenor Index

The third step is to determine the percentage by which the Average Alpha Return of the Candidate Index exceeds the previously selected Eligible Tenor Index, which will determine whether the Candidate Index or the Incumbent Index will be the Selected Tenor Index for the following roll period. This percentage, referred to as the “Incumbency Ratio”, is equal to:

where:

“AAR(CI)” means, in respect of a Momentum Alpha Observation Date, the Average Alpha Return of that Candidate Index;

“AAR(II)” means, in respect of a Momentum Alpha Observation Date, the Average Alpha Return of the Incumbent Index;

“Max(AAR)” means, in respect of a Momentum Alpha Observation Date, the highest Average Alpha Return out of all the Eligible Tenor Indices for the same commodity as the Candidate Index; and

“Min(AAR)” means, in respect of a Momentum Alpha Observation Date, the lowest Average Alpha Return out of all the Eligible Tenor Indices for the same commodity as the Candidate Index.

If the Incumbency Ratio is 5% or more, the Candidate Index becomes the Selected Tenor Index for the roll period immediately following the relevant Momentum Alpha Observation Date. If the Incumbency Ratio is less than 5%, the Incumbent Index remains the Selected Tenor Index for the roll period immediately following the relevant Momentum Alpha Observation Date.

Roll Adjustments

The Momentum Alpha Indices are subject to the same roll adjustment rules as the Single Commodity Nearby Indices, as described under “Roll Adjustments” above.

PPS-50

The Roll Yield Indices

For the commodities identified in Table 5 set forth on page PPS-36 for which the Long Index Component is a Roll Yield Index, the Roll Yield Index aims to maximize profits and minimize losses from roll yield relative to the corresponding Single Commodity Nearby Index realized when rolling the relevant futures contract. A Single Commodity Nearby Index generates positive roll yield when higher-priced near-term futures are “sold” to “buy” and hold lower-priced longer-dated contracts and negative roll yield when lower-priced near-term futures contracts are “sold” to “buy” and hold higher-priced longer-dated contracts. Because a Single Commodity Nearby Index always rolls into the next nearby futures contract on that commodity during a roll period, it may generate positive or negative roll yield through the rolling process. A Roll Yield Index seeks to roll into the futures contract that is expected to generate the greatest positive roll yield or the lowest negative roll yield through the rolling process. Rather than automatically rolling into a futures contract with a predetermined delivery month, a Roll Yield Index for a particular commodity compares (a) the price of each futures contract for the relevant commodity due to expire within the subsequent nine months and with a delivery month listed in the “Eligible delivery month” column in Table 11 below (each, an “Eligible Contract”) to (b) the contract due to expire immediately prior to the expiration of each Eligible Contract (the “Preceding Contract”). The relative price differential is then normalized to account for varying number of days between the two consecutive contracts. We refer to the difference between the price of each Eligible Contract and the Preceding Contract as the “Implied Roll Yield”. The Eligible Contract into which the Roll Yield Index will roll during the next roll period, which we refer to as the “Selected Contract”, is the Eligible Contract with the highest Implied Roll Yield. If more than one Eligible Contract has the same highest Implied Roll Yield, the Eligible Contract with the earliest maturity is the Selected Contract.

Table 11: Potential Eligible Contracts

Commodity	Ticker	Eligible delivery month

Crude Oil	CL	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec

Unleaded Gasoline (RBOB)	RB	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec

Aluminum	LA	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec

Copper	HG	Mar	May	Jul	Sep	Dec

Nickel	LN	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec

Zinc	LX	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec

As with the Single Commodity Nearby Indices, each Roll Yield Index consists of a single commodity futures contract, except during the roll period, which is the fifth to the ninth Index Business Days of each month. Subject to the occurrence of a roll adjustment event, each Roll Yield Index maintains its exposure to the related commodity futures contract by closing out its position in the Eligible Contract previously selected during the roll period and establishing a new position in the Selected Contract.

Each Roll Yield Index is an excess return index reflecting the price return and the roll return of the relative futures contract but not the Treasury Bill return.

PPS-51

Each Roll Yield Index is maintained and calculated by the index sponsor, and is denominated in U.S. dollars. The index sponsor calculates the level of each Roll Yield Index (the “Roll Yield Index value”) at the close of business, New York time, on each Index Business Day with respect to the prior Index Business Day and publishes it on http:www.barcap.com/indices, or any successor website thereto, shortly thereafter. The Index value is also reported on Bloomberg under the tickers set forth in Table 5 above.

Calculation of Each Roll Yield Index

The Roll Yield Index value for each Roll Yield Index is deemed to have been 100.0000 on December 28, 2001, which we refer to as the “Roll Yield Index commencement date”. Each Roll Yield Index commencement date was subsequently changed to December 30, 1999 and the value of each Roll Yield Index on such date is listed in Table 12 below. Each Roll Yield Index in the Index was launched on September 15, 2008. All data relating to the period prior to the respective launch date listed below is an historical estimate by the index sponsor using the available data as to how the Roll Yield Indices may have performed in the pre-launch period. Such data does not represent actual performance and should not be interpreted as an indication of actual performance.

Table 12: Value of Each Roll Yield Index on December 30, 1999

Roll Yield Index	Value of Roll Yield Index on December 30, 1999
Barclays Capital WTI Crude Excess Return Index	81.5195

Barclays Capital Unleaded Excess Return Index	98.849

Barclays Capital Aluminum Excess Return Index	120.0113
Barclays Capital Copper Excess Return Index	137.2803
Barclays Capital Nickel Excess Return Index	127.1744
Barclays Capital Zinc Excess Return Index	162.4223

On any given Index Business Day, the Roll Yield Index value is equal to an amount calculated according to the same formula described above under “Calculation of Each Single Commodity Index”, except that (i) the current futures contract on Index Business Day t is the Selected Contract previously selected and (ii) the roll futures contract on Index Business Day t (in the case of an Index Business Day during the roll period) is the new Selected Contract into which the previous Selected Contract would roll during that roll period. The Selected Contract for an upcoming roll period is determined on the fourth Index Business Day of each month (the “Roll Yield Observation Date”) according to the methodology set forth below. Specifically, the Selected Contract will be the futures contract with the highest Implied Roll Yield as determined using the following steps.

Step 1: Calculate the Implied Roll Yield for each Relevant Commodity

The first step is to calculate the Implied Roll Yield for each commodity. The Implied Roll Yield for a commodity is determined by comparing the difference between the price of each Eligible Contract and the Preceding Contract, relative to the price of the Preceding Contract. This relative price differential is then normalized to account for varying number of days between the two consecutive contracts due to differences in the number of days between different calendar months.

PPS-52

The Implied Roll Yield for an Eligible Contract is equal to:

where:

“Pi ” means the closing price for Eligible Contract i on the Roll Yield Observation Date;

“Pj” means the closing price for Preceding Contract j;

“Di” means the number of calendar days between the Roll Yield Observation Date and the last trade date of Eligible Contract i;

“Dj” means the number of calendar days between the Roll Yield Observation Date and the last trade date of Preceding Contract j; and

“IRYi ” means the Implied Roll Yield for Eligible Contract i.

If, on the Roll Yield Observation Date, there is no closing price of any futures contract mentioned above, then the closing price of that futures contract will be deemed to be the last available closing price for that contract prior to the Roll Yield Observation Date as determined by the index sponsor.

Step 2: Determine the Selected Contract

The second step is to determine the Selected Contract. The Selected Contract will be the Eligible Contract with the highest Implied Roll Yield. If more than one Eligible Contract has the same highest Implied Roll Yield, the futures contract with the earliest maturity is the Selected Contract.

Roll Adjustments

The Roll Yield Indices are subject to the same roll adjustment rules as the Single Commodity Indices, as described under “Roll Adjustments” above.

The Seasonal Indices

For the commodities identified in Table 5 set forth on page PPS-36 for which the Long Index Component is a Seasonal Index, the Seasonal Index aims to outperform the corresponding Single Commodity Index by selecting the futures contract that is expected to mitigate the effects of seasonality on the prices of futures contracts for the relevant underlying physical commodity. Each Seasonal Index consists of a single commodity futures contract that, prior to the roll period, is either the futures contract that is scheduled to expire in December of the relevant current calendar year (the “current seasonal futures contract”), or the contract scheduled to expire in December of the immediately following calendar year (the “roll seasonal futures contract”). In contrast to a Single Commodity Index, which rolls from the current futures contract to the roll futures contract each month, a Seasonal Index has one roll period per calendar year, which is the fifth to the ninth Index Business Days of October (the “seasonal roll period” and each such day, a “seasonal roll day”). The Seasonal Index maintains its exposure to the relevant commodity futures by closing out its position in the current seasonal futures contract during the seasonal roll period and establishing a new position in the roll seasonal futures contract.

PPS-53

Table 13: Roll Schedule for the Seasonal Indices

Seasonal Index	Futures Contract	Futures contract delivery months as at the start of each month
		Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec

Barclays Capital Heating Oil Seasonal Excess Return Index	Heating Oil	Dec	Dec	Dec	Dec	Dec	Dec	Dec	Dec	Dec	Dec	Dec+1	Dec+1

Barclays Capital Natural Gas Seasonal Excess Return Index	Henry Hub Natural Gas	Dec	Dec	Dec	Dec	Dec	Dec	Dec	Dec	Dec	Dec	Dec+1	Dec+1

For example, on the first Index Business Day of October, the Barclays Capital Heating Oil Seasonal Excess Return Index (the “Heating Oil Index”) is composed of the Heating Oil futures contract with delivery month of December of the current calendar year. During the seasonal roll period, the Heating Oil Index maintains its exposure to the Heating Oil futures contract by closing out its position in the Heating Oil futures contract with delivery month of December of the current calendar year and establishing a new position in the Heating Oil futures contract with delivery month of December of the immediately following calendar year.

Each Seasonal Index is an excess return index reflecting the price return and roll return of the relevant futures contract but not the Treasury Bill return.

Each Seasonal Index is maintained and calculated by the index sponsor, and is denominated in U.S. dollars. The index sponsor calculates the level of each Seasonal Index (the “Seasonal Index value”) at the close of business, New York time, on each Index Business Day with respect to the prior Index Business Day and publishes it on http://www.barcap.com/indices, or any successor website thereto, shortly thereafter. The Index value is also reported on Bloomberg under the tickers set forth on Table 5 on page PPS-36.

Calculation of Each Seasonal Index

The Seasonal Index value for each Seasonal Index is deemed to have been 100.0000 on December 30, 1998, which we refer to as the “Seasonal Index commencement date”. Each Seasonal Index in the Index was launched on December 14, 2007. All data relating to the period prior to the respective launch date listed below is an historical estimate by the index sponsor using the available data as to how the Seasonal Indices may have performed in the pre-launch period. Such data does not represent actual performance and should not be interpreted as an indication of actual performance.

On any given Index Business Day, the Seasonal Index value is equal to an amount calculated according to the same formula described above under “Calculation of Each Single Commodity Nearby Index”, except that (i) the current futures contract on Index Business Day t is the current seasonal futures contract and (ii) the roll futures contract on Index Business Day t (in the case of an Index Business Day during the roll period) is the roll seasonal futures contract into which the current seasonal futures contract would roll during that seasonal roll period.

PPS-54

Roll Adjustments

The Seasonal Indices are subject to the same roll adjustment rules as the Single Commodity Nearby Indices, as described under “Roll Adjustments” above.

Historical Performance of the Index Compared to the Reference Index

The Index value is deemed to have been 100.0000 on January 4, 2000, which is referred to as the “index commencement date”. The index sponsor began calculating the Index on June 15, 2010 (the “launch date”). The dates on which the index sponsor began calculating each Index Component are set forth above and in Table 10. Therefore, the historical information in the graph below for the period from January 4, 2000 until June 15, 2010, is hypothetical and is provided as an illustration of how the Index would have performed during the period had the index sponsor begun calculating the Index on the index commencement date using the methodology it currently uses. All data relating to the period prior to the launch of the Index is an historical estimate by the Index Sponsor as to how the Index may have performed in the pre-launch period based upon available data on the closing prices of the futures contracts for the commodities underlying the Index and the percentage weightings of the Reference Index in effect in during that period. Such data does not represent actual performance and should not be interpreted as an indication of actual performance.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Modifications to the Voyager Index or the Index Components

The index sponsor does not presently intend to modify the Index or any of the Single Commodity Nearby Indices, Momentum Alpha Indices, Roll Yield Indices or Seasonal Indices (each, a “Sponsored Index” and, collectively, the “Sponsored Indices”). However, under certain circumstances described in this section, the index sponsor may, in its sole discretion and in a commercially reasonable manner, make modifications to the Sponsored Indices. The index sponsor will promptly publish any such modifications on http://www.barcap.com/indices/.

PPS-55

Index Disruption Events

If, on any Index Business Day, an “Index Disruption Event” (as defined below) occurs that, in the sole discretion of the index sponsor, affects any Sponsored Index, the index sponsor may:

•

make, in its sole discretion, such determinations and/or adjustments in relation to (a) the methodology used to calculate such Sponsored Index as the index sponsor considers necessary in order to maintain the objectives of such Sponsored Index, or (b) the level or value of such Sponsored Index as the index sponsor considers appropriate;

•

defer publication of the level or value of such Sponsored Index and any other information relating to such Sponsored Index until it determines, in its sole discretion, that no Index Disruption Event is occurring;

•

replace the commodity futures contracts or Index Components, as the case may be, related to such Sponsored Index with any successor reference asset(s) that the index sponsor considers appropriate for the purposes of continuing such Sponsored Index;

•	defer or suspend publication of such Sponsored Index in its sole discretion at any time; and/or

•	discontinue supporting such Sponsored Index or terminate the calculation of the level or value of such Sponsored Index and the publication of such level or value.

Any of the following will be an “Index Disruption Event”:

•

a material limitation, suspension or disruption in the trading of the commodity futures contracts or Index Components, as the case may be, related to a Sponsored Index (including, but not limited to, the occurrence or announcement of a day on which there is a limitation on, or suspension of, the trading of the related futures contracts or Index Components imposed by the relevant exchange, trading facility or market by reason of movements exceeding “limit up” or “limit down” levels permitted by the relevant exchange, trading facility or market) that results in a failure by the relevant exchange, trading facility or market to report the closing price of the related futures contracts or Index Components on any Index Business Day;

•

the index sponsor determines, in its sole discretion, that the related futures contracts or Index Components have ceased (or will cease) to be liquid, traded and/or publicly quoted for any reason in a manner acceptable to the index sponsor;

•

the index sponsor determines, in its sole discretion, that (a) a change in the quality, construction, composition, or calculation methodology of the closing price of the related futures contracts or Index Components, and/or (b) any event or measure that results in the related futures contracts or Index Components being changed or altered has occurred;

•

the index sponsor deems it necessary, at any time and in its sole discretion, to replace the related futures contracts or Index Components with an appropriate successor or appropriate successors in order to maintain the objectives of the related Sponsored Index;

•

the index sponsor determines, at any time, that as a result of a change in taxation (including, but not limited to, any tax imposed on the index sponsor or its affiliates), it is necessary to change the related futures contracts or Index Components or the methodology used to compose or calculate the related Sponsored Index;

PPS-56

•	an Index Force Majeure Event, as defined below, that lasts for at least 30 consecutive calendar days; and/or

•

any other event that would make the calculation of a Sponsored Index impossible or infeasible, technically or otherwise, or that makes such Sponsored Index non-representative of market prices or undermines the objectives of such Sponsored Index or the reputation of such Sponsored Index as a fair and tradable benchmark.

The following event will not be an Index Disruption Event:

•

a limitation on the hours or numbers of days of trading on the relevant exchanges, trading facilities or markets, but only if the limitation results from an announced change in the regular business hours of the relevant exchanges, trading facilities or markets.

Reference Index Change Events

If a Reference Index Change Event (as defined below) occurs, the Index Sponsor shall modify the Index in order to reflect the changes to the Reference Index, except in circumstances where, as a result of such changes:

•	the Index would cease to be a “tradable” Index that is readily accessible to market participants; and/or

•

it would be impossible or impractical for the Index Sponsor to continue to apply the Voyager Methodology, in each case as determined in the sole discretion of the Index Sponsor, in which case the Index may, in its sole discretion:

•	make such determinations and/or adjustments to the Index as the Index Sponsor considers necessary in order to maintain the objectives of the Index; or

•	continue to use the version of the Index that was used by the Index Sponsor to calculate the level of the Index immediately prior to the Reference Index Change Event.

A “Reference Index Change Event” means any change to the Reference Index made by the index sponsor of the Reference Index, as determined by the Index Sponsor in its sole discretion, including, without limitation, the inclusion of a new Index Commodity (including but not limited to a new Designated Contract) in the Reference Index or in the list of commodities eligible for inclusion in the Reference Index.

Index Force Majeure Events

If, on any Index Business Day, an “Index Force Majeure Event” occurs that, in the sole discretion of the index sponsor, affects a Sponsored Index, the index sponsor may, in order to take into account such Index Force Majeure Event:

•

make, in its sole discretion, such determinations and/or adjustments in relation to (a) the methodology used to calculate such Sponsored Index as the index sponsor considers necessary in order to maintain the objectives of such Sponsored Index, or (b) the value or level of such Sponsored Index as the index sponsor considers appropriate; and/or

•

defer publication of the value or level of such Sponsored Index and any other information relating to such Sponsored Index until it determines, in its sole discretion, that no Index Force Majeure Event is occurring.

PPS-57

An “Index Force Majeure Event” means an event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the index sponsor and that the index sponsor determines affects a Sponsored Index and/or any related futures contracts or Index Components.

Change in Methodology

While the index sponsor currently employs the methodology described in this pricing supplement to calculate the Sponsored Indices, from time to time it may be necessary to modify the methodology (including the information or inputs on which the Sponsored Indices are based). The index sponsor reserves the right, in its sole discretion, to make such modifications to the methodology in a commercially reasonable manner. Where the index sponsor elects to make a modification or change in the methodology, the index sponsor will make reasonable efforts to ensure that such modifications will result in a methodology that is consistent with the methodology described above.

Termination

The index sponsor may, in its sole discretion, at any time and without notice, terminate the calculation and publication of the value or level of any Sponsored Index. See “Indices—Adjustments Relating to Securities with a Reference Asset Comprised of an Index or Indices” in the accompanying prospectus supplement for more information.

Errors

The index sponsor reserves the right to make adjustments to correct errors contained in previously published information relating to the Sponsored Indices, including but not limited to their values or levels, and to publish the corrected information, but is under no obligation to do so and shall have no liability in respect of any errors or omissions contained in any subsequent publication. Notwithstanding the above, the index sponsor will not adjust or correct any previously published values or levels other than in cases of manifest error.

Adjustments

The index sponsor may, at any time and without notice, change the name of the Sponsored Indices, the place and time of the publication of their values or levels and the frequency of publication of their values or levels.

Trademark

Each Barclays Capital Voyager Absolute Return Commodity Index, Barclays Capital Single Commodity Nearby Excess Return Index, Barclays Capital Momentum Alpha Index Methodology, Barclays Capital Roll Yield Index Methodology and Barclays Capital Seasonal Index Methodology is a trademark of Barclays Bank PLC.

Disclaimer

The index sponsor does not guarantee the accuracy and/or completeness of the Sponsored Indices, any data included therein, or any data from which it is based, and the index sponsor shall have no liability for any errors, omissions, or interruptions therein.

PPS-58

The index sponsor makes no warranty, express or implied, as to the results to be obtained from the use of the Sponsored Indices. The index sponsor makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Sponsored Indices or any data included therein. Without limiting any of the foregoing, in no event shall the index sponsor have liability for any special, punitive, indirect or consequential damages, lost profits, loss of opportunity or other financial loss, even if notified of the possibility of such damages.

Neither the index sponsor nor any of its affiliates or subsidiaries or any of their respective directors, officers, employees, representatives, delegates or agents shall have any responsibility to any person (whether as a result of negligence or otherwise) for any determination made or anything done (or omitted to be determined or done) in respect of the Sponsored Indices or publication of their values or levels (or failure to publish such values or levels) and any use to which any person may put the Sponsored Indices or their values or levels. In addition, although the index sponsor reserves the right to make adjustments to correct previously incorrectly published information, including but not limited to the values or levels of the Sponsored Indices, the index sponsor is under no obligation to do so and shall have no liability in respect of any errors or omissions.

Nothing in this disclaimer shall exclude or limit liability to the extent such exclusion or limitation is not permitted by law.

The ComBATS Index

The Barclays Capital Commodity Based Alpha Trading Strategy VOLT 10 Excess Return Index (the “Index” or the “ComBATS Index”) seeks to capture returns from the potential relative outperformance of notional weighted long positions in certain Momentum Alpha Indices compared with equivalent notional weighted short positions in corresponding Single Commodity Nearby Indices (each, an “Index Component” and collectively, the “Index Components” or the “ComBATS Index Components”), each as described further below. The Index seeks to maintain a target volatility level of 10% by employing a non-discretionary process (the “Dynamic Leveraging Process”) to dynamically adjust its exposure to the Index Components, as described further under “The ComBATS Index–The Dynamic Leveraging Process” below.

The Momentum Alpha Indices and the Single Commodity Nearby Indices are each composed of exchange-traded futures contracts on physical commodities, which are rolled on a regular basis according to pre-determined schedules as described herein. As described further in the section entitled “The Commodity Futures Markets” below, futures contracts are, by their terms, subject to expiration and investors seeking to maintain exposure to a particular futures contract are required to close out their position in the expiring futures contract and establish a new position in a futures contract with a later expiry date, a process referred to as “rolling”. Traditional commodity indices, including the Single Commodity Nearby Indices, roll their position in the underlying futures contract to the “next nearby” futures contract (or the contract closest to expiration that satisfies their pre-determined roll schedule). By comparison, the Momentum Alpha Indices roll their position using a proprietary strategy (the “Momentum Alpha Strategy”) to select one of specified number of futures contracts, which may have more distant expirations, based on their relative historical performance.

The unleveraged target weights of each of the Index Components is set forth in Table 1 below. Each of the Index Components is linked to a futures contract for one of the ten commodities listed below. The Index takes a “long” position in the Momentum Alpha Indices, which have positive unleveraged target weights within the Index and “short” positions in the Single Commodity Nearby Indices, which have a corresponding negative unleveraged target weight within the Index. As described further in “Calculation of the Index” below, the level of the Index generally reflects the difference between the returns on the Momentum Alpha Indices and the Single Commodity Nearby Indices. Therefore, if the Momentum Alpha Indices increase relative to the Single Commodity Nearby Indices, this will generally increase the level of the Index and thus the value of your Securities. Conversely, if the Momentum Alpha Indices decrease relative to the Single Commodity Nearby Indices, this will generally decrease the level of the Index and thus the value of your Securities.

PPS-59

The Index Components have been selected to provide a balance of sector and commodity weights, each with an unleveraged target weight between 5% and 15%. Through the Dynamic Leveraging Process, a leverage factor of up to 250% may be applied to each Index Component in periods of low volatility as indicated by certain metrics described herein. This means that the unleveraged target weight of each Index Component may be increased by a factor of 2.5. As such, changes in the value of the Index Components will contribute to changes in the value of the Index by approximately 2.5 times the change expected if a leverage factor had not been used. Alternatively, the weight of the Index Components may be reduced during periods of increased volatility. The Index is rebalanced on a monthly basis back to the target weights, as adjusted by the Dynamic Leveraging Process.

Table 1: Index Components and Target Weights Before Leverage

Commodity	Momentum Alpha Indices			Single Commodity Nearby Indices
	Name	Target Weight Before Leverage	Bloomberg Ticker	Name	Target Weight Before Leverage	Bloomberg Ticker
WTI Crude	Barclays Capital WTI Crude Momentum Alpha Excess Return Index	10%	BCC2CLMP Index	Barclays Capital WTI Crude Nearby Excess Return Index	-10%	BCC2CL0P Index
Natural Gas	Barclays Capital Natural Gas Momentum Alpha Excess Return Index	10%	BCC2NGMP Index	Barclays Capital Natural Gas Nearby Excess Return Index	-10%	BCC2NG0P Index
Heating Oil	Barclays Capital Heating Oil Momentum Alpha Excess Return Index	10%	BCC2HOMP Index	Barclays Capital Heating Oil Nearby Excess Return Index	-10%	BCC2HO0P Index
Aluminum	Barclays Capital Aluminum Momentum Alpha Excess Return Index	10%	BCC2LAMP Index	Barclays Capital Aluminum Nearby Excess Return Index	-10%	BCC2LA0P Index
Copper	Barclays Capital Copper Momentum Alpha Excess Return Index	10%	BCC2LPMP Index	Barclays Capital Copper Nearby Excess Return Index	-10%	BCC2LP0P Index
Nickel	Barclays Capital Nickel Momentum Alpha Excess Return Index	5%	BCC2LNMP Index	Barclays Capital Nickel Nearby Excess Return Index	-5%	BCC2LN0P Index
Zinc	Barclays Capital Zinc Momentum Alpha Excess Return Index	5%	BCC2LZMP Index	Barclays Capital Zinc Nearby Excess Return Index	-5%	BCC2LZ0P Index
Wheat	Barclays Capital Wheat Momentum Alpha Excess Return Index	15%	BCC2WHMP Index	Barclays Capital Wheat Nearby Excess Return Index	-15%	BCC2WH0P Index
Sugar	Barclays Capital Sugar Momentum Alpha Excess Return Index	10%	BCC2SBMP Index	Barclays Capital Sugar Nearby Excess Return Index	-10%	BCC2SB0P Index
Lean Hogs	Barclays Capital Lean Hogs Momentum Alpha Excess Return Index	15%	BCC2LHMP Index	Barclays Capital Lean Hogs Nearby Excess Return Index	-15%	BCC2LH0P Index
Sum		100%			-100%

PPS-60

The contract unit of the related futures contract for each commodity underlying each of the Index Components is set forth in Table 2 below. The closing price of each futures contract is calculated by the related commodities exchange and reported on Bloomberg and Reuters under the symbols set out below.

Table 2: Commodities Exchanges, Contract Units, Reuters Symbol and Bloomberg Symbol for Each Futures Contract

Futures Contract	Commodities Exchange	Contract Units	Reuters	Bloomberg
Light, Sweet Crude Oil	New York Mercantile Exchange (“NYMEX”)[1]	1,000 barrels	CL	CL
Henry Hub Natural Gas	NYMEX[1]	10,000 mmbtu	NG	NG
Heating Oil	NYMEX[1]	42,000 gallons	HO	HO
Aluminum (Primary)	London Metal Exchange (“LME”)	25 metric tons	MAL	LA
Copper (Grade A)	LME	25 metric tons	MCU	LP
Nickel (Primary)	LME	6 metric tons	MNI	LN
Zinc (Special High Grade)	LME	25 metric tons	MZN	LX
Wheat	Chicago Board of Trade[2]	5,000 bushels	W	W
Sugar No. 11	ICE Futures U.S.[3]	112,000 lbs	SB	SB
Lean Hogs	Chicago Mercantile Exchange[2]	40,000 lbs	LH	LH

1	The New York Mercantile Exchange (“NYMEX”) located in New York City. On August 22, 2008, the CME Group completed its acquisition of NYMEX Holdings Inc.
2	Effective July 12, 2007, CBOT Holdings, Inc. was merged with and into Chicago Mercantile Exchange Holdings Inc. Immediately following the merger, the name of the company was changed from “Chicago Mercantile Exchange Holdings Inc.” to “CME Group Inc.” The CME Group will continue as the unified parent of both the Chicago Mercantile Exchange (“CME”) and the Chicago Board of Trade (“CBOT”), though the CME Group has stated that the CME and the CBOT will continue to have separate rulebooks. As of the completion of the merger there were no changes in CME and CBOT market rules and regulations.
3	The Intercontinental Exchange (“ICE”).

PPS-61

The Index is maintained and calculated by Barclays Capital (the “index sponsor”), a division of Barclays Bank PLC, and is denominated in U.S. dollars. The index sponsor calculates the level of the Index at the close of business, New York time, on each Index Business Day with respect to the prior Index Business Day and publishes it on http://www.barcap.com/indices, or any successor website thereto, shortly thereafter. The level of the Index is also reported on Bloomberg under the ticker BCCV01AP Index or any successor thereto. An “Index Business Day” is a day on which the Index (as well as each of the Index Components) is calculated, as determined by the NYSE Euronext Holiday & Hours schedule, as published on http://www.nyse.com/about/newsevents/1176373643795.html?sa_campaign=/internal_ads/homepage/08262008holidays or any successor website thereto. Any deviation from such Index Business Day schedule will be announced by the index sponsor.

The Single Commodity Nearby Indices

Each Barclays Capital Single Commodity Excess Return Index (each a “Single Commodity Nearby Index” and together, the “Single Commodity Nearby Indices”) included in the Index reflects the returns available by maintaining a rolling position in the related futures contract in Table 3 below.

Each Single Commodity Nearby Index is composed of a single commodity futures contract that, prior to the roll period (as described below), is the futures contract set forth in Table 3 below for that month (the “current futures contract”). Each Single Commodity Nearby Index maintains its exposure to the related commodity futures contract by closing out its position in the current futures contract and establishing a new position in the futures contract set forth in Table 3 below for the next succeeding month during the roll period (the “roll futures contract”). Subject to the occurrence of a roll adjustment event, each Single Commodity Nearby Index rolls from the current futures contract to the roll futures contract from the fifth to the ninth Index Business Days of each month (the “roll period” and each such day, a “roll day”).

PPS-62

Table 3: Roll Schedule for the Single Commodity Nearby Indices

Single Commodity Index	Futures Contract	Futures contract delivery months as at the first index business day of each month
		Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec

Barclays Capital WTI Crude Nearby Excess Return Index	Light, Sweet Crude Oil	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan

Barclays Capital Natural Gas Nearby Excess Return Index	Henry Hub Natural Gas	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan

Barclays Capital Heating Oil Nearby Excess Return Index	Heating Oil	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan

Barclays Capital Aluminum Nearby Excess Return Index	Aluminum (Primary)	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan

Barclays Capital Copper Nearby Excess Return Index	Copper (Grade A)	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan

Barclays Capital Nickel Nearby Excess Return Index	Nickel (Primary)	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan

Barclays Capital Zinc Nearby Excess Return Index	Zinc (Special High Grade)	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan

Barclays Capital Wheat Nearby Excess Return Index	Wheat	Mar	Mar	May	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar

Barclays Capital Sugar Nearby Excess Return Index	Sugar No. 11	Mar	Mar	May	May	Jul	Jul	Oct	Oct	Oct	Mar	Mar	Mar

Barclays Capital Lean Hogs Nearby Excess Return Index	Lean Hogs	Feb	Apr	Apr	Jun	Jun	Jul	Aug	Oct	Oct	Dec	Dec	Feb

For example, on the first Index Business Day of January, the Barclays Capital WTI Crude Excess Return Index (the “WTI Crude Index”) is composed of the Light, Sweet Crude Oil futures contract with delivery month of February. During the January roll period, the WTI Crude Index maintains its

PPS-63

exposure to the Light, Sweet Crude Oil futures contract by closing out its position in the Light, Sweet Crude Oil futures contract with delivery month of February and establishing a new position in the Light, Sweet Crude Oil futures contract with delivery month of March.

Each Single Commodity Nearby Index is an excess return index reflecting the price return and roll return of the relevant futures contract but not the Treasury Bill return.

Each Single Commodity Index is maintained and calculated by the index sponsor, and is denominated in U.S. dollars. The index sponsor calculates the level of each Single Commodity Nearby Index at the close of business, New York time, on each Index Business Day with respect to the prior Index Business Day and publishes it on http://www.barcap.com/indices, or any successor website thereto, shortly thereafter. The level of each Single Commodity Nearby Index is also reported on Bloomberg under the tickers set forth on Table 1 on page PPS-63.

Calculation of Each Single Commodity Nearby Index

The level of each Single Commodity Nearby Index is deemed to have been 100.0000 on December 31, 1998, which we refer to as the “Single Commodity Index commencement date”. The table below sets forth the dates on which the index sponsor began to calculate each Single Commodity Nearby Index.

Table 4: Date the Index Sponsor Began to Calculate Each Single Commodity Nearby Index

Single Commodity Nearby Index	Date on which the index sponsor began to calculate each Single Commodity Nearby Index
Barclays Capital WTI Crude Nearby Excess Return Index	November 7, 2007
Barclays Capital Heating Oil Nearby Excess Return Index	November 7, 2007
Barclays Capital Natural Gas Nearby Excess Return Index	November 7, 2007
Barclays Capital Aluminum Nearby Excess Return Index	November 7, 2007
Barclays Capital Copper Nearby Excess Return Index	June 19, 2008
Barclays Capital Nickel Nearby Excess Return Index	November 7, 2007
Barclays Capital Zinc Nearby Excess Return Index	November 7, 2007
Barclays Capital Wheat Nearby Excess Return Index	November 7, 2007
Barclays Capital Sugar Nearby Excess Return Index	November 7, 2007
Barclays Capital Lean Hogs Nearby Excess Return Index	November 7, 2007

On any given Index Business Day, the level of each Single Commodity Nearby Index is equal to:

ERt = ERt-1 × (1+ PRt)

where:

“ERt ” means the Single Commodity Nearby Index level on Index Business Day t;

“ERt-1 ” means the Single Commodity Nearby Index level on the Index Business Day that immediately precedes Index Business Day t; and

“PRt” means the daily price return of the current futures contract on Index Business Day t calculated using the formulae below.

PPS-64

The Single Commodity Nearby Index level is rounded to seven significant figures (with halves rounded up).

The daily price return (“PRt”) on any given Index Business Day outside of the roll period is calculated as follows:

where:

“PRt ” means the daily price return of the current futures contract on Index Business Day t;

“Pk,t ” means the closing price for the current futures contract on Index Business Day t; and

“Pk,t-1” means the closing price for the current futures contract on the Index Business Day that immediately precedes Index Business Day t.

The daily price return (“PRt”) on any given Index Business Day during the roll period is calculated as follows:

where:

“PRt ” means the daily price return of the current futures contract and roll futures contract on Index Business Day t;

“CWk,t -1” means, subject to the occurrence of a roll adjustment event, the contract weight for the current futures contract on the Index Business Day that immediately precedes Index Business Day t; the contract weight for the current futures contract is equal to 1.0 at the start of each month and is reduced by one fifth on each roll day, starting on the first roll day, such that on the last roll day during the roll period, it is equal to 0.0;

“Pk,t” means the closing price for the current futures contract on Index Business Day t;

“Pk,t-1” means the closing price for the current futures contract on the Index Business Day that immediately precedes Index Business Day t;

“P’k,t” means the closing price for the roll futures contract on Index Business Day t; and

“P’k,t-1” means the closing price for the roll futures contract on the Index Business Day that immediately precedes Index Business Day t.

Roll Adjustments

If, on any Index Business Day during a roll period, a “roll adjustment event” occurs, then the contract weight for the current futures contract will not decrease by one fifth, and the portion of the roll that would otherwise have taken place on such Index Business Day (the “deferred portion”) will roll on the next Index Business Day on which no roll adjustment event is occurring. If roll adjustment events occur on successive Index Business Days during the roll period, then all deferred portions will roll on the next Index Business Day on which no roll adjustment event is occurring. If such next Index Business Day is also

PPS-65

a roll day, then both the deferred portion(s) and the portion scheduled to roll on such roll day will roll on such next Index Business Day. If the roll of the current futures contract into the roll futures contract is not completed during the roll period as a result of the occurrence of one or more roll adjustment events on one or more roll days, then the deferred portion(s) will roll on the first Index Business Day after the roll period on which no roll adjustment event is occurring.

Any of the following will constitute a “roll adjustment event”:

•	the relevant commodities exchange or other price source is not open for trading;

•	a failure by the relevant commodities exchange or other price source to announce or publish the closing price(s) for the relevant futures contract(s);

•	a material limitation, suspension, or disruption of trading in the relevant futures contract;

•

the closing price(s) for the relevant futures contract(s) is a “limit price”, which means that the closing price has increased or decreased from the previous day’s closing price by the maximum amount permitted under the relevant commodity exchange rules; or

•

any other event that the index sponsor determines may materially interfere with the ability of participants on the applicable exchange to acquire, establish, re-establish, substitute, maintain, unwind or dispose of positions in the relevant futures contracts or the proper functioning of the relevant commodities exchange.

PPS-66

The Momentum Alpha Indices

Each Barclays Capital Momentum Alpha Index (the “Momentum Alpha Index” and collectively, the “Momentum Alpha Indices”) underlying the Index is designed to give investors exposure to each of the commodities underlying the corresponding Single Commodity Nearby Index, as set forth in Table 1. The Single Commodity Nearby Indices maintain their exposure to underlying commodities by always rolling into the next nearby futures contract (or the contract closest to expiration that satisfies its pre-determined roll schedule). By comparison, the Momentum Alpha Indices may roll into one of a specified number of futures contracts, which may have more distant expirations, as selected by the Momentum Alpha Strategy based on their relative historical performance. Each such contract selected by the Momentum Alpha Strategy is referred to as the “Selected Contract”.

The level of each Momentum Alpha Index is calculated using the same methodology as the Single Commodity Nearby Indices and the Momentum Alpha Indices roll their positions in the underlying futures contracts in the same manner as the Single Commodity Nearby Indices, except for adjustments to reflect the inclusion of the Selected Contracts underlying each Momentum Alpha Index. Each Momentum Alpha Index is an excess return index reflecting the price return and the roll return of the relative futures contract but not the Treasury Bill return.

Each Momentum Alpha Index is maintained and calculated by the index sponsor, and is denominated in U.S. dollars. The index sponsor calculates the level of each Momentum Alpha Index at the close of business, New York time, on each Index Business Day with respect to the prior Index Business Day and publishes it on http:www.barcap.com/indices, or any successor website thereto, shortly thereafter. The level of each Momentum Alpha Index is also reported on Bloomberg under the tickers set forth in Table 1 above.

Contract Selection using the Momentum Alpha Strategy

On the last business day for each calendar month (the “Momentum Alpha Observation Date”), and for each underlying commodity, a non-discretionary selection process referred to as the Momentum Alpha Strategy is used to determine the Selected Contract that will underlie each Momentum Alpha Index following the roll period. The Selected Contract for each relevant commodity will be the futures contract in which the Selected Tenor Index will invest during the next roll period of the Selected Tenor Index. For each relevant commodity, a “Selected Tenor Index” is determined using the following steps:

Step 1: Calculate the Average Alpha Return for each Eligible Tenor Index

A “Tenor Index” for a commodity tracks the performance of holding and rolling a series of futures contracts for a commodity. Each Single Commodity Nearby Index tracks the performance of holding and rolling its position in the next nearby futures contract (or the contract closest to expiration that satisfies its pre-determined roll schedule, as set out in Table 3 above). The Nearby, 1-month, 2-month and 5-month Tenor Indices for each commodity (collectively, the “Eligible Tenor Indices”) track the performance of holding and rolling into futures contracts that will underlie the Single Commodity Nearby Index for the same commodity currently held, 1 months in the future, 2 months in the future, and 5 months in the future, respectively.

The “Average Alpha Return” for each Eligible Tenor Index is constructed to measure the performance of each Eligible Tenor Index relative to the performance of the Single Commodity Nearby Index for the same underlying commodity over the past 12 months. The Average Alpha Return for each Eligible Tenor Index is equal to the arithmetic average of the Annual Alpha Returns for such Eligible Tenor Index on the preceding five Index Business Days. On any Index Business Day, the “Annual Alpha Return” for each Eligible Tenor Index represents the difference between the returns on each Eligible Tenor Index and the returns on the Nearby Tenor Index over the preceding 12 months.

Step 2: Identify the Candidate Index

Next, the Average Alpha Returns for each Eligible Tenor Index for a particular commodity are compared and the Eligible Tenor Index with the highest Average Alpha Return is deemed to be the “Candidate Index”. If two or more Eligible Tenor Indices have the same highest Average Alpha Return, the Eligible Tenor Index that is closest to expiration will be deemed to be the Candidate Index.

PPS-67

Step 3: Compute the Incumbency Ratio and determine the Selected Tenor Index

The “Incumbency Ratio” is the difference between the Average Alpha Return of the Candidate Index and the Average Alpha Return of the Selected Tenor Index chosen on the immediately preceding Momentum Alpha Observation Date (the “Incumbent Index”), relative to the difference between the highest and lowest Average Alpha Returns for all Eligible Tenor Indices for such commodity. If the Incumbency Ratio is:

i.	5% or more, the Candidate Index is deemed to be the Selected Tenor Index;

ii.	less than 5%, the Incumbent Index remains the Selected Tenor Index.

In the subsequent roll period, the Selected Contract into which each Momentum Alpha Index will roll will be the futures contract in which the Selected Tenor Index will invest during the next roll period.

Historical Selection of Selected Tenor Indices

Table 5 below shows the monthly Selected Tenor Indices for each Momentum Alpha Index since May 2010. A value of “0” indicates the Nearby Tenor Index and other numbers indicate the “n”-months Tenor Index. For example, for WTI Crude, the contract chosen to underlie the Momentum Alpha Index following the May 2010 roll period was the contract into which the 5-month Tenor Index for WTI Crude would roll during the May 2010 roll period. Conversely, the contract chosen to underlie the Momentum Alpha Index following the July 2010 roll period was the contract into which the Single Commodity Nearby Index for WTI Crude would roll during the July 2010 roll period. The Momentum Alpha Indices were launched on December 14, 2007. All data relating to the period prior to the launch of the Momentum Alpha Indices are historical estimates by the index sponsor using available data about the closing prices of futures contracts for each of the underlying commodities during the pre-launch period. Such data does not represent actual performance and should not be interpreted as an indication of actual performance of any of the Momentum Alpha Indices.

Table 5: Tenor Index Selections of the Momentum Alpha Indices Over the Past 12 Months

	WTI Crude	Natural Gas	Heating Oil	Aluminum	Copper	Nickel	Zinc	Wheat	Sugar	Lean Hogs
For Month	CL	NG	HO	LA	LP	LN	LX	W	SB	LH
May-10	5	5	0	0	1	2	2	5	1	5
Jun-10	5	5	0	0	1	5	2	5	1	5
Jul-10	0	5	0	0	1	2	2	5	5	5
Aug-10	0	5	0	0	1	2	2	5	5	5
Sep-10	2	5	0	1	5	2	2	5	5	5
Oct-10	5	5	0	2	5	5	5	5	5	0
Nov-10	5	5	0	2	5	5	5	5	5	0
Dec-10	5	1	0	5	5	5	5	1	5	5
Jan-11	5	0	5	1	5	5	5	1	5	5
Feb-11	5	0	0	1	5	5	5	1	5	5
Mar-11	5	5	0	2	5	5	5	5	5	5
Apr-11	5	0	0	2	1	5	5	5	5	5
May-11	5	1	0	5	5	5	5	1	5	5

Calculation of the Momentum Alpha Indices

The level of each Momentum Alpha Index is deemed to have been 100.0000 on December 31, 1999, which we refer to as the “Momentum Alpha Index commencement date”. The date the index sponsor began to calculate each Momentum Alpha Index was December 14, 2007. On any given Index Business Day, the level of each Momentum Alpha Index will be equal to an amount calculated according to the same formula described above under “Calculation of Each Single Commodity Nearby Index”, except that for purposes of such calculation: (i) the current futures contract on Index Business Day t will be the futures contract in which the Incumbent Index has a position on Index Business Day t and (ii) the roll futures contract on Index Business Day t (in the case of an Index Business Day during the roll period) will be the futures contract into which the Selected Tenor Index would roll during that roll period.

The level of each Eligible Tenor Index that potentially could become a Selected Tenor Index is calculated according to the same rules as the Single Commodity Nearby Indices, with the exception of adjustments to reflect the inclusion of the futures contracts underlying such Eligible Tenor Indices.

PPS-68

Roll Adjustments

The methodology for rolling each current futures contract underlying the Momentum Alpha Index into the futures contract into which the Selected Tenor Index would roll follows the same roll adjustment rules as the Single Commodity Nearby Indices, as described under “Roll Adjustments” above.

The Dynamic Leveraging Process

Through the Dynamic Leveraging Process, the Index reacts to market volatility by dynamically adjusting its exposure to the respective Index Components. When the Realized Volatility (as defined below) of the Index is above the Target Volatility (as defined below) of the Index, exposure to the Index Components is generally decreased. When Realized Volatility is below the Target Volatility, exposure to the Index Components is generally increased.

Volatility is a measure of the magnitude of the movements of the price of an asset (or level of an index) over a period of time. Realized volatility is a measure of the historical volatility of an asset (or index) and is calculated using historical prices (or levels) of the asset (or index) observed periodically in the market over a set period. Realized volatility is characterized by the frequency of the observations of the asset price (or index level) used in the calculation and the period over which observations are made. For instance, one-month daily realized volatility denotes realized volatility calculated from daily closing asset prices over a one-month period.

On the Index Business Day immediately preceding each Rebalancing Date (the “Volatility Observation Date”), the Dynamic Leveraging Process is used to determine the weight of each Index Component for the succeeding month using the following steps.

The “Target Volatility” means, in respect of the Index, the target volatility used in the Dynamic Leveraging Process. The Target Volatility is equal to 10%.

The “Maximum Leverage” means, in respect of the Index, the maximum leverage that can be applied in the Dynamic Leveraging Process. The Maximum Leverage is equal to 250%.

The “Leverage Step Size” means, in respect of the Index, the minimum change in leverage applied in the Dynamic Leveraging Process. The Leverage Step Size is equal to 5%.

The “Volatility Calculation Period” means, in respect of the Index, the number of consecutive Index Business Days that are used in the Dynamic Leveraging Process to calculate the unleveraged realized volatility of the Index, as described further in Step 1 below. The Volatility Calculation Period is equal to 30 consecutive Index Business Days. The Volatility Calculation Period used for each Dynamic Leveraging Process will end on and include the Volatility Observation Date.

The “Unleveraged Index” means the Barclays Capital Commodity Based Alpha Trading Strategy 6 Excess Return Index (which is calculated identically to the Index except that it does not apply any leverage through the Dynamic Leveraging Process).

Step #1: Calculate the Realized Volatility of the Index

The first step is to calculate the Realized Volatility of the Index. The “Realized Volatility” is the calculation of the amount of movement of the level of the Unleveraged Index during the Volatility Calculation Period. The Realized Volatility measures the actual historical volatility of the Unleveraged Index during the Volatility Calculation Period.

Step #2: Determine the Dynamic Leverage Factor

The second step is to determine the Dynamic Leverage Factor. The “Dynamic Leverage Factor” is equal to the Target Volatility divided by the Realized Volatility, rounded to the nearest Leverage Step Size (5%) and subject to a cap equal to the Maximum Leverage (250%). For example, if the Target Volatility is equal to 10% and the Realized Volatility is 7%, then 10% is divided by 7% which equals 142.86% The result is then rounded to the Leverage Step Size which is 145%. The Dynamic Leverage Factor of 145% is less than the cap amount of 250% so 145% is the Dynamic Leverage Factor.

This calculation is intended to calculate how much leverage is needed for the Index to achieve the target volatility of 10%. If the Realized Volatility is above the Target Volatility, then the exposure to the Index is generally decreased. If the Realized Volatility is below the Target Volatility, then the exposure to the Index is generally increased.

The applicable Dynamic Leverage Factor is then used in the calculation of the level of the Index as described below under “Calculation of the Index”.

PPS-69

Calculation of the Index

The level of the Index is deemed to have been 100.0000 on January 31, 2000, which we refer to as the “index commencement date”. On any given Index Business Day, the Index level (“ERt”) is equal to:

where:

“i” means the Index Component i;

“n” means the number of Index Components in the Index, which is equal to 10;

“t” means the Index Business Day t;

“t-1” means the Index Business Day immediately prior to the Index Business Day t;

“Leveli,t ” means the official level of Index Component i published and calculated by the index sponsor on Index Business Day t;

“Leveli, t-1” means the official level of Index Component i published and calculated by the index sponsor on Index Business Day t-1 (in other words, the official level of Index Component i on the Index Business Day immediately prior to the Index Business Day t);

and where:

“d” means the Volatility Observation Date immediately preceding Rebalancing Date R;

“R” means the Rebalancing Date;

“DLd” means the Dynamic Leverage Factor of such Index on the Volatility Observation Date d as determined in accordance with the steps described above in “The Dynamic Leveraging Process”;

“Target Weighti,d” means the target weight of Index Component i on the Volatility Observation Date d;

“Index Leveld” means the Excess Return Index value on the Volatility Observation Date d; and

“Pricei,d ” means the final settlement price of the Index Component i on the Volatility Observation Date d.

The level of the Index is rounded to seven significant figures (with halves rounded up).

Rebalancing of the Index

The Index seeks to capture the potential relative outperformance, if any, of notional long positions in ten Momentum Alpha Indices, as adjusted by the Dynamic Leveraging Process, and equivalent notional short positions in the ten corresponding Single Commodity Nearby Indices, in each case according to the target weights specified in Table 1 above. However, the futures contracts underlying the Momentum Alpha Indices may differ from the futures contracts underlying the Single Commodity Nearby Indices for the same commodity. As such, the relative weights of each Momentum Alpha Index and corresponding Single Commodity Nearby Index may differ on any Index Business Day as a result of differences in the performance of the underlying futures contracts. In order to try to minimize potential percentage weighting differences, the Index rebalances the actual weights of the Index Components on the last Index Business Day of each calendar month (the “Rebalancing Date”) to target the relative weights, as adjusted by the Dynamic Leveraging Process, listed above.

If, on any Rebalancing Date, an Index Disruption Event occurs or is continuing with respect to an Index Component, then the rebalancing with respect to such Index Component shall be postponed to the next Index Business Day on which there is no Index Disruption Event for such Index Component. For the avoidance of doubt, all Index Components in respect of which no Index Disruption Event is occurring or continuing on any Rebalancing Date, shall be rebalanced on that date.

PPS-70

Historical Index Levels

The Index was launched on January 15, 2009. All data relating to the period prior to the launch of the Index is an historical estimate by the index sponsor using available data about the closing prices of futures contracts underlying each of the Index Components and the Eligible Tenor Indices during the pre-launch period. Such data does not represent actual performance and should not be interpreted as an indication of actual performance of the Index.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Modifications to the ComBATS Index or the Index Components

The index sponsor does not presently intend to modify the Index or any of the Single Commodity Nearby Indices or Momentum Alpha Indices (each, a “Sponsored Index” and, collectively, the “Sponsored Indices”). However, under certain circumstances described in this section, the index sponsor may, in its sole discretion and in a commercially reasonable manner, make modifications to the Sponsored Indices. The index sponsor will promptly publish any such modifications on http://www.barcap.com/indices/.

Index Disruption Events

If, on any Index Business Day, an “Index Disruption Event” (as defined below) occurs that, in the sole discretion of the index sponsor, affects any Sponsored Index, the index sponsor may:

•

make, in its sole discretion, such determinations and/or adjustments in relation to (a) the methodology used to calculate such Sponsored Index as the index sponsor considers necessary in order to maintain the objectives of such Sponsored Index, or (b) the level of such Sponsored Index as the index sponsor considers appropriate;

•

defer publication of the level of such Sponsored Index and any other information relating to such Sponsored Index until it determines, in its sole discretion, that no Index Disruption Event is occurring;

•

replace the commodity futures contract included in such Sponsored Index with any successor commodity futures contract(s) that the index sponsor considers appropriate for the purposes of continuing such Sponsored Index;

PPS-71

•	defer or suspend publication of the Sponsored Index in its sole discretion at any time; and/or

•	discontinue supporting such Sponsored Index or terminate the calculation of the level of such Sponsored Index and the publication of such level.

Any of the following will be an “Index Disruption Event”:

•

a material limitation, suspension or disruption in the trading of the commodity futures contracts underlying the Sponsored Index (including, but not limited to, (a) the relevant commodity exchange or other price source is not open for trading, (b) a failure by the relevant commodity exchange or other price source to announce or publish the closing price for such commodity futures contracts, (c) the closing price for such commodity futures contracts is a “limit price”, which means that the closing price has increased or decreased from the previous day’s closing price by the maximum amount permitted under the relevant commodity exchange rules), or (d) any other event that the index sponsor determines may materially interfere with the ability of participants on the relevant commodity exchange to acquire, establish, re-establish, substitute, maintain, unwind or dispose of positions in such commodity futures contracts or the proper functioning of the relevant commodity exchange;

•

the index sponsor determines, in its sole discretion, that any of the Index Components or underlying futures contracts has ceased (or will cease) to be liquid, traded and/or publicly quoted for any reason in a manner acceptable to the index sponsor;

•

the index sponsor determines, in its sole discretion, that (a) a change in the quality, construction, composition, or calculation methodology of the closing price of such futures contracts has occurred, and/or (b) any event or measure that results in such futures contracts being changed or altered has occurred;

•

the index sponsor deems it necessary, at any time and in its sole discretion, to replace such futures contract(s) with an appropriate successor or appropriate successors in order to maintain the objectives of the relevant Sponsored Index;

•

the index sponsor determines, at any time, that it is necessary to adjust the level of a Sponsored Index as a result of a change in taxation (including, but not limited to, any tax imposed on the index sponsor or its affiliates in relation to a Sponsored Index);

•	it is necessary to adjust the value of the change the related futures contracts or Index Components or the methodology used to compose or calculate the related Sponsored Index;

•	an Index Force Majeure Event, as defined below, that lasts for at least 10 consecutive calendar days; and/or

•

any other event that would make the calculation of a Sponsored Index impossible or infeasible, technically or otherwise, or that makes such Sponsored Index non-representative of market prices or undermines the objectives of such Sponsored Index or the reputation of such Sponsored Index as a fair and tradable benchmark.

The following event will not be an Index Disruption Event:

•

a limitation on the hours or numbers of days of trading on the relevant exchanges, trading facilities or markets, but only if the limitation results from an announced change in the regular business hours of the relevant exchanges, trading facilities or markets.

Index Force Majeure Events

If, on any Index Business Day, an “Index Force Majeure Event” occurs that, in the sole discretion of the index sponsor, affects a Sponsored Index, the index sponsor may, in order to take into account such Index Force Majeure Event:

•

make, in its sole discretion, such determinations and/or adjustments in relation to (a) the methodology used to calculate such Sponsored Index as the index sponsor considers necessary in order to maintain the objectives of such Sponsored Index, or (b) the value or level of such Sponsored Index as the index sponsor considers appropriate; and/or

•

defer publication of the value or level of such Sponsored Index and any other information relating to such Sponsored Index until it determines, in its sole discretion, that no Index Force Majeure Event is occurring.

An “Index Force Majeure Event” means an event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the index sponsor and that the index sponsor determines affects any Sponsored Index and/or underlying futures contracts.

PPS-72

Change in Methodology

While the index sponsor currently employs the methodology described in this pricing supplement to calculate the Sponsored Indices, from time to time it may be necessary to modify the methodology (including the information or inputs on which the Sponsored Indices are based). The index sponsor reserves the right, in its sole discretion, to make such modifications to the methodology in a commercially reasonable manner. Where the index sponsor elects to make a modification or change in the methodology, the index sponsor will make reasonable efforts to ensure that such modifications will result in a methodology that is consistent with the methodology described above.

Termination

The index sponsor may, in its sole discretion, at any time and without notice, terminate the calculation and publication of the value or level of any Sponsored Index. See “Indices—Adjustments Relating to Securities with a Reference Asset Comprised of an Index or Indices” in the accompanying prospectus supplement for more information.

Cancellation

If on any Index Business Day the value of the Index becomes less than 10 (ten), the index sponsor may, in its sole discretion, (a) set the unleveraged target weights for the Index Components in respect of the next and all following Rebalancing Dates to zero and (b) cease publication of the value of the Index from the Index Business Day following the next Rebalancing Date (subject to the occurrence of certain Disruption Events).

Errors

The index sponsor reserves the right to make adjustments to correct errors contained in previously published information relating to the Sponsored Indices, including but not limited to their values or levels, and to publish the corrected information, but is under no obligation to do so and shall have no liability in respect of any errors or omissions contained in any subsequent publication. Notwithstanding the above, the index sponsor will not adjust or correct any previously published values or levels other than in cases of manifest error.

Adjustments

The index sponsor may, at any time and without notice, change the name of the Sponsored Indices, the place and time of the publication of their values or levels and the frequency of publication of their values or levels.

Trademark

Each of the Barclays Capital Commodity Based Alpha Trading Strategy VOLT 10 Excess Return Index, the Barclays Capital Commodity Based Alpha Trading Strategy 6 Excess Return Index™, the Barclays Capital Single Commodity Excess Return Index, and the Barclays Capital Momentum Alpha Index Methodology™ is a trademark of Barclays Bank PLC.

Disclaimer

The index sponsor does not guarantee the accuracy and/or completeness of the Sponsored Indices, any data included therein, or any data from which it is based, and the index sponsor shall have no liability for any errors, omissions, or interruptions therein.

The index sponsor makes no warranty, express or implied, as to the results to be obtained from the use of the Sponsored Indices. The index sponsor makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Sponsored Indices or any data included therein. Without limiting any of the foregoing, in no event shall the index sponsor have liability for any special, punitive, indirect or consequential damages, lost profits, loss of opportunity or other financial loss, even if notified of the possibility of such damages.

Neither the index sponsor nor any of its affiliates or subsidiaries or any of their respective directors, officers, employees, representatives, delegates or agents shall have any responsibility to any person (whether as a result of negligence or otherwise) for any determination made or anything done (or omitted to be determined or done) in respect of the Sponsored Indices or publication of their values or levels (or failure to publish such values or levels) and any use to which any person may put the Sponsored Indices or their values or levels. In addition, although the index sponsor reserves the right to make adjustments to correct previously incorrectly published information, including but not limited to the values or levels of the Sponsored Indices, the index sponsor is under no obligation to do so and shall have no liability in respect of any errors or omissions.

PPS-73

Nothing in this disclaimer shall exclude or limit liability to the extent such exclusion or limitation is not permitted by law.

Change in Law Redemption Event

Upon the occurrence of a Change in Law that, in our sole determination, would, or is reasonably likely to: (i) have an adverse effect upon, or otherwise require us or our affiliates to unwind or terminate, in whole or in part, any of the positions, transactions or contractual arrangements pursuant to which we or our affiliates have hedged, individually or on a portfolio basis, our obligations under the Notes; or (ii) restrict our ability, or make it reasonably impracticable, to maintain existing hedging positions, enter into future transactions or contractual arrangements, or to establish or modify positions, to hedge, individually or on a portfolio basis, our obligations under the Notes, we may, but are not obligated to, redeem the Notes in whole (but not in part) in accordance with the provisions set forth herein.

For purposes of the above, “Change in Law” means (i) the adoption of, or change in, any applicable law, rule, regulation, or order by any court, tribunal, regulatory authority or exchange, or (ii) the promulgation or withdrawal of, or any change in, the interpretation by any court, tribunal, regulatory authority or exchange, or the issuance, revocation or modification of any applicable law, rule, regulation, order, exemption, position limit or “no-action” position of any regulatory authority or exchange, with competent jurisdiction of any applicable law, rule or regulation, interpretation, order or position occurring, in each case as set forth in (i) and (ii) above, after the initial valuation date. For the avoidance of doubt, if a Change in Law becomes effective only after a specified transition period, the occurrence of a Change in Law is not the date on which such Change in Law becomes effective but rather the date on which the Change in Law was officially adopted or enacted by the relevant body.

Hedging Disruption Redemption Event

We may, but are not obligated to, redeem the Notes in whole (but not in part) at our sole discretion upon the occurrence of a Hedging Disruption Event. A “Hedging Disruption Event” means that we determine that we or our affiliates are unable or will become unable, after using commercially reasonable efforts, to either: (a) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any (i) positions or contracts in securities, options, futures, derivatives or foreign exchange, (ii) loans of stock or other securities or (iii) (without limiting the generality of the foregoing) any other instruments or arrangements, in each case of (i) through (iii), the purpose of which is to hedge, individually or on a portfolio basis, a portion or all of our obligations under the Notes (each, a “Hedge Position” and collectively, the “Hedge Positions”), including, without limitation, where such Hedge Positions would contribute to the breach of applicable position limits set by any regulatory or self-regulatory body, including any exchange or trading facility, whether on a standalone basis or as a result of any adjustment(s) to the commodity exposure incurred by us under the Notes; or (b) freely realize, recover, receive, repatriate, remit or transfer the proceeds of the Hedge Positions or the Notes.

Redemption Notice

If we elect to redeem the Notes following a Change in Law Redemption Event or a Hedging Disruption Event, we will deliver written notice as promptly as possible of such election to redeem to the Depository Trust Company (“DTC”) and to The Bank of New York Mellon, the trustee under the Senior Debt Indenture dated September 16, 2004 (the “Trustee”) (the date of such delivery being the “Notice Date”). In this scenario, the final valuation date will be deemed to be the Notice Date, and the Notes will be redeemed on the fifth business day following such deemed final valuation date, subject to market disruption events, at an amount equal to the redemption amount.

Intraday Trigger Event

An “Intraday Trigger Event” will occur when the intraday indicative value of the basket is less than 40% of the initial basket level. The “intraday indicative value of the basket”, including without limitation the intraday levels of each index for the purpose of determining the Intraday Trigger Event Amount, on the Intraday Trigger Event Day will be determined by the calculation agent, in its sole discretion, acting in good faith and in a commercially reasonable manner, on the basis of the latest available quotations for the intraday prices of the relevant commodities and futures contracts in accordance with the methodology described below under “—Methodology to Determine Intraday Prices”. Notwithstanding the occurrence of an Index Market Disruption Event or a Note Market Disruption Event, if an Intraday Trigger Event occurs, the final valuation date will be accelerated to the Intraday Trigger Event Day and you will receive the Intraday Trigger Event Amount at maturity (as defined on the cover page of this preliminary pricing supplement). The date of the Intraday Trigger Event will be the Intraday Trigger Event Day. For the avoidance of doubt, the intraday indicative value of the basket and the intraday trigger event amount will be reduced by the adjustment amount as set forth on the cover page of this preliminary pricing supplement.

PPS-74

Methodology to Determine Intraday Prices

In order to determine whether an Intraday Trigger Event has occurred and to calculate the Intraday Trigger Event Amount, the calculation agent will determine the latest available quotations for the intraday prices of the relevant underlying commodities of the Index Components for each Index, at the relevant times, in accordance with the following methodology:

1.	first, if the relevant futures contract for the relevant underlying commodity is actively traded, as determined by the calculation agent in its reasonable discretion, and intraday prices for that contract are publicly available, the calculation agent will use the current intraday price, as published for that contract by the relevant futures exchange;

2.	second, if the relevant futures contract is not being actively traded, as determined by the calculation agent in its reasonable discretion, or if intraday prices for that contract are unavailable for any reason, the calculation agent will determine the value of the relevant underlying commodities in good faith by reference to (a) tradable prices for over-the-counter derivatives relating to the same underlying commodities and having economic terms that replicate as closely as possible the underlying futures contracts, all as quoted by recognized brokers and dealers in the relevant market or (b) other tradable futures contracts on the same commodities traded on different exchanges or in different markets; and

3.	third, if the calculation agent is unable to determine the value of the relevant underlying commodities by reference to prices in the over-the-counter derivatives market or other futures markets, then the calculation agent will determine, in its sole discretion, acting in good faith and a commercially reasonable manner, an appropriate value for the relevant underlying commodities. In doing so, the calculation agent may imply a value for such underlying commodities by reference to one or more sources of information that, in the calculation agent’s sole discretion, can serve as a reasonable “proxy” for determining the value of the relevant commodities, including, without limitation, the price of another commodity futures contract on a related commodity that correlates with the relevant commodity futures contract.

Consequences of an Intraday Indicative Value of the Basket That is Less Than 40% of Initial Basket Level During the Occurrence of a Note Market Disruption Event

If (a) a note market disruption event has occurred and is continuing that results in postponing the final valuation date and the maturity date and (b) during such postponement, the calculation agent observes that the intraday indicative value of the basket is less than 40% of the initial basket level on the same basis for determining the occurrence of an Intraday Trigger Event (as described above), the calculation agent may, acting in good faith and in a commercially reasonable manner, determine that an Intraday Trigger Event has occurred and the investor shall receive the Intraday Trigger Event Amount at maturity (as postponed). In order to calculate such intraday prices, the calculation agent shall apply the same methodology described above under “Intraday Trigger Event—Methodology to Determine Intraday Prices”.

Intraday Trigger Event Notice

If an Intraday Trigger Event occurs, within five business days of the determination of the Intraday Trigger Event Amount, we will deliver a written notice to the Depositary Trust Company (“DTC”) specifying the Intraday Trigger Event Day and the relevant intraday prices that were used by the calculation agent to determine the occurrence of an Intraday Trigger Event and to calculate the Intraday Trigger Event Amount.

Note Market Disruption Events

The final valuation date (and thus, the maturity date) may be postponed and thus the determination of the Final Closing Basket Level if the calculation agent determines that, on the final valuation date, a market disruption event has occurred or is continuing in respect of any Basket Component.

If such a postponement occurs, and an Intraday Trigger Event has not occurred:

•

in order to calculate the closing level of each index component, the closing levels of the index component(s) unaffected by the note market disruption event shall be determined on the scheduled final valuation date and the level of the affected index components shall be determined using the closing level of the affected index components on the first Scheduled Trading Day after that day on which no note market disruption event occurs or is continuing. In no event, however, will the final valuation date be postponed by more than five Scheduled Trading Days.

•

if the final valuation date is postponed until the fifth Scheduled Trading Day following the scheduled final valuation date, but a note market disruption event occurs or is continuing on such day, that day will nevertheless be the final valuation date and the calculation agent will make a good faith estimate in its sole discretion of the closing level for the relevant index component that would have prevailed on that fifth scheduled trading day in the absence of the market disruption event.

If such a postponement occurs, and an Intraday Trigger Event has occurred on the scheduled final valuation date or during the occurrence of a market disruption event:

•

In order to calculate the final intraday basket level, the calculation agent shall determine the intraday prices using the same methodology described above under “Intraday Trigger Event—Methodology to Determine Intraday Prices”.

PPS-75

•

For more information regarding the situation in which the calculation agent observes that the intraday indicative value of the basket is less than 40% of the initial basket level when a market disruption event has occurred and is continuing at the final valuation date, see “Consequences of an Intraday Indicative Value of the Basket of Less Than 40% of Initial Basket Level During the Occurrence of a Note Market Disruption Event” above.

If an Intraday Trigger Event occurs prior to the final valuation date, the scheduled final valuation date will not be postponed in the event of a market disruption event on such scheduled final valuation date.

Any of the following will be a market disruption event:

•

a material limitation, suspension or disruption in the trading of any contract comprising an Index Component which results in a failure by the trading facility on which the relevant contract is traded to report a daily contract reference price;

•

the daily contract reference price for any contract comprising an Index Component is a “limit price”, which means that the daily contract reference price for such contract has increased or decreased from the previous day’s daily contract reference price by the maximum amount permitted under the applicable rules or procedures of the relevant trading facility;

•

failure to publish the closing level of any Index or Index Component or of the applicable trading facility or other price source to announce or publish the daily contract reference price for one or more contracts comprising any Index Component; or

•

any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect.

The following events will not be market disruption events:

•

a limitation on the hours or numbers of days of trading on a trading facility on which any contract comprising any Index Component is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision by a trading facility to permanently discontinue trading in any contract comprising any Index Component.

“Scheduled trading day” for the purpose of Note Market Disruption Events means any day on which the calculation agent is open for business in New York and London.

Disclaimer

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC (“CME Indexes”), and UBS Securities LLC (“UBS Securities”), and have been licensed for use. “Dow Jones®”, “DJ”, “Dow Jones Indexes”, “UBS”, “Dow Jones-UBS Commodity IndexSM,” “DJ-UBSCISM,” are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be, have been licensed to CME Indexes and have been sublicensed for use for certain purposes by Barclays Bank PLC. The Barclays Capital Voyager II DJ-UBSCISM Excess Return Index, which is based on the Dow Jones-UBS Commodity IndexSM, is not sponsored or endorsed by Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates, but is published with their consent.

The Notes are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities CME Indexes or any of their subsidiaries or affiliates. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the Notes or any member of the public regarding the advisability of investing in securities or commodities generally or in the Notes particularly. The only relationship of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates to the Barclays Bank PLC is the licensing of certain trademarks, trade names and service marks and of the DJ-UBSCISM, which is determined, composed and calculated by CME Indexes in conjunction with UBS Securities without regard to Barclays Bank PLC or the Notes. Dow Jones, UBS Securities and CME Indexes have no obligation to take the needs of Barclays Bank PLC or the owners of the Notes into consideration in determining, composing or calculating DJ-UBSCISM. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to Notes customers, in connection with the administration, marketing or trading of the Notes. Notwithstanding the foregoing, UBS AG, UBS Securities, CME Group Inc. and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to the Notes currently being issued by Licensee, but which may be similar to and competitive with the Notes. In addition, UBS AG, UBS Securities, CME Group Inc. and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Dow Jones-UBS Commodity IndexSM and Dow Jones-UBS Commodity Index Total ReturnSM), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Dow Jones-UBS Commodity IndexSM and Notes.

PPS-76

The preliminary pricing supplement relates only to Notes. Purchasers of the Notes should not conclude that the inclusion of a futures contract in the Dow Jones-UBS Commodity IndexSM is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates. The information in the preliminary pricing supplement regarding the Dow Jones-UBS Commodity IndexSM components has been derived solely from publicly available documents. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the Dow Jones-UBS Commodity IndexSM components in connection with the Notes. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Dow Jones-UBS Commodity IndexSM components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES-UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO AND NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, OWNERS OF THE NOTES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES-UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO. NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES-UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG UBS SECURITIES, CME INDEXES AND BARCLAYS BANK PLC, OTHER THAN UBS AG AND THE LICENSORS OF CME INDEXES.

Supplemental Plan of Distribution

We will agree to sell to Barclays Capital Inc. (the “Agent”), and the Agent will agree to purchase from us, the principal amount of the Notes, and at the price, specified on the cover of the related pricing supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Notes. The Agent will commit to take and pay for all of the Notes, if any are taken.

PPS-77